SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549





FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) May 21, 1999


                          INITIO, INC.
          (Exact name of registrant as specified in charter)


        Nevada                0-9848            22-1906744
(State or other juris-      (Commission       (IRS Employer
diction of Incorporation)   File number)      Identification No.)



        2500 Arrowhead Drive, Carson City, Nevada  89706
(Address of principal executive offices)            (Zip Code)




Registrant's telephone number,
   including area code                          (775) 883-2711




(Former Name or Former Address, if Changed Since Last Report)

Item 2.Disposition of Assets.

On May 21, 1999, Initio, Inc. (the "Company") completed the sale of certain operating assets pertaining to the direct mail and e-commerce business (the "Mail Order Business") of its subsidiary Deerskin Trading Post, Inc. ("Deerskin"), to Advanced Medical Sciences, Inc. ("AMDS"). The assets sold included:
(i) all inventory related to the Mail Order Business as of the close of business on April 30, 1999 (the "Effective Date");
(ii)  pre-paid advertising;
(iii)  other prepaid expenses;
(iv) all of Deerskin's fixed assets as of the Effective Date located in Carson City, Nevada, Teterboro, New Jersey and Danvers, Massachusetts, excluding certain assets set forth in the Asset Purchase Agreement dated April 21, 1999 between Deerskin and AMDS;
(v)  certain accounts receivable;
(vi) all security deposits as of the Effective Date held by the lessors in connection with the leases of the Teterboro, New Jersey and Danvers, Massachusetts facilities as well as all utility deposits maintained by Deerskin;
(vii)  all agreements material to operating the Mail
Order Business;
(viii)  customer lists;
(ix) separations, photographs and other material relating to the preparation or printing of artwork used in the Mail Order Business and Deerskin's e-commerce business;
(x) Deerskin's proprietary mail order computer software systems;
(xi) all right, title and interest of Deerskin in trademarks, copyrights, service marks, trade names, domain names using the words "Deerskin", "Joan Cook" and variations thereof, and other intellectual property rights, together, in each case, with all registrations, applications, recordings, reissuances, extensions, renewals, licenses and rights, if any, and all claims against third parties for violation or infringement of any thereof, together with the goodwill of the Mail Order Business;
(xii) all unshipped orders from customers as of the Effective Date and credit card numbers (and the right to collect monies pursuant thereto) which customers have tendered in payment for such Unfilled Orders;
(xiii) Deerskin's books of account and records, licenses, permits, sales and manufacturing data, software programs, computer printouts, data bases and related items, and other records, documents and instruments relating to the acquired assets and all copies thereof.
The purchase price received for the assets was approximately $6 million (the "Purchase Price"). The Purchase Price was paid as follows:
(a)  $2 million of the Company's convertible
subordinated debenture held by Pioneer Ventures Associates Limited Partnership ("Pioneer") was cancelled and all obligations of the Company to Pioneer for such indebtedness was assumed by AMDS;
(b)AMDS issued to Deerskin a Convertible Debenture due June 1, 2004 in the principal amount of $3.4 million. The Convertible Debenture bears interest at a rate of 8% per annum, payable on the last day of each July, October, January and April until June 1, 2004, when the Convertible Debenture is to be redeemed by AMDS. The Debenture is convertible into shares of AMDS common stock; and
(c)  approximately $550,000 cash.
The foregoing summary of the transaction is qualified in its entirety by reference to the full text of the exhibits filed with this Report.

Item 7.Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit
Number

10.1Asset Purchase Agreement between
Deerskin and AMDS, dated April 21, 1999.

10.2Convertible Debenture due June 1, 2004.

10.3Security Agreement between Deerskin and
AMDS, dated May 21, 1999.

10.4Lease between Deerskin and AMDS, dated
May 21, 1999, for Carson City, Nevada
facility.

10.5Consulting Agreement between Deerskin and AMDS, dated May 21, 1999.

10.6Assignment and Assumption Agreement
between Deerskin and AMDS, dated May 21,
1999, relating to lease for Teterboro,
New Jersey facility.


SIGNATURES
Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INITIO, INC.


By  /s/ Martin Fox
   Martin Fox, President



Dated:  May 28, 1999

EXHIBIT INDEX



ExhibitDescription

10.1Asset Purchase Agreement between Deerskin and
AMDS, dated April 21, 1999.

10.2$3.4 million Convertible Debenture due June 1,
2004.

10.3Security Agreement between Deerskin and AMDS, dated May 21, 1999.

10.4Lease between Deerskin and AMDS, dated May 21,
1999, for Carson City, Nevada facility.

10.5Consulting Agreement between Deerskin and AMDS, dated May 21, 1999.

10.6Assignment and Assumption Agreement between
Deerskin and AMDS, dated May 21, 1999, relating to lease for Teterboro, New Jersey facility.




I:\INIT\80039WYC.020

EXHIBIT 10.1

ASSET PURCHASE AGREEMENT



AGREEMENT made the 21st day of April, 1999 by and between ADVANCED MEDICAL SCIENCES, INC. ("Buyer") a Virginia corporation having an office at 382 Rte. 59, #310, Monsey, New York 10952 and DEERSKIN TRADING POST, INC. (the "Seller" or "Deerskin"), a Nevada corporation having an office at 2500 Arrowhead Drive, Carson City, Nevada 89706.
W I T N E S S E T H:
WHEREAS, Seller owns certain assets used in connection with its mail order business for the sale of leather apparel, other leather merchandise, housewares and related items (the "Mail Order Business");
WHEREAS, Deerskin is a wholly-owned subsidiary of Initio, Inc., a Nevada corporation ("Initio");
WHEREAS, Seller desires to sell and Buyer desires to purchase certain specific, but not all, of the assets used in the Mail Order Business, and to assume certain specific; but not all, liabilities, on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth, the parties agree as follows:
ARTICLE I.  Sale of Assets, Consideration, Payment and
Related Matters. On the basis of the representations and warran-ties contained in and subject to the terms and conditions of this
Agreement:
A.  Sale.

(a)Seller shall at the Closing (as hereinafter defined) sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, certain of the assets, rights and entitlements (the "Acquired Assets") used by Seller in the Mail Order Business, free and clear of all liens, claims, charges, equities, encumbrances and restrictions of every kind, including without limitation:
(i)  all inventory related to the Mail Order
Business located at Seller's facilities in Carson City, Nevada, Teterboro, New Jersey and Danvers, Massachusetts (including inventory in transit, for which Seller has made payment), as of the close of business on April 30, 1999 ("Inventory"). The close of business on April 30, 1999 is sometimes hereinafter referred to as the "Effective Date".
(ii) pre-paid advertising, including an accrual for the advertising attributable to Unfilled Orders (as that term is hereinafter defined) as of the Effective Date ("Pre-paid Advertising").
(iii)  other prepaid expenses as of the Effective
Date ("Other Pre-paid Expenses").
(iv)  all of Seller's fixed assets as of the
Effective Date ("Fixed Assets") including, but not limited to, computer and telephone systems (including the right to use the related telephone and fax numbers), materials handling equipment, all furniture and fixtures and other fixed assets (other than leasehold improvements in Carson City, Nevada) located in Carson City, Nevada, Teterboro, New Jersey and Danvers, Massachusetts, excluding the assets set forth in Exhibit A attached hereto (the "Excluded Assets").
(v) accounts receivable with respect to list rentals and loans made to employees engaged in the Mail Order Business (including accrued interest, if any) as of the Effective Date (the "Accounts Receivable"). Schedule 1.01 sets forth the amount and interest rate of loans currently outstanding to employees engaged in the Mail Order Business, which are included within the Acquired Assets. Such loans accelerate if the employee's employment terminates.
(vi)  all security deposits as of the Effective
Date held by the lessors in connection with the leases of the Teterboro, New Jersey and Danvers, Massachusetts facilities as well as all utility deposits maintained by Seller (the "Security Deposits"). Schedule 1.01 sets forth with respect to the Security Deposits the amount of each such Security Deposit and the holder thereof.
(vii) all agreements material to operating the Mail Order Business including, without limitation, Seller's agreements with Globix Corporation, LinkShare Corporation, Seller's pending agreement with Hanover Direct, Inc. for Internet related services all open purchase orders as of the Effective Date all service contracts with respect to the Fixed Assets, contracts for discount rates for the telephone services and T-1 lines and a contract for printing services with RR Donnelly & Company (the "Material Agreements"). Buyer agrees that Seller may enter into agreements with LinkShare Corporation and/or Hanover Direct, Inc. for Internet related services after the Effective Date and such acts shall be deemed to have been in the usual, regular and ordinary course of business of the Seller. Seller will use its best efforts to assign the Material Agreements to Buyer. Buyer understands that certain of the Material Agreements may not be assignable without the consent of the other party thereto. Seller agrees to work with Buyer to obtain such consent.
(viii) customer list of the Mail Order Business in machine-readable form as such list is presently maintained by Cornwall Data Services (the "Customer List").
(ix) separations, photographs and other material relating to the preparation or printing of artwork used in the Mail Order Business and Seller's e-commerce business (the "Artwork").
(x) the Deerskin proprietary mail order computer software systems (the "Deerskin Software").
(xi) all right, title and interest of Seller in trademarks, copyrights, service marks, trade names, domain names using the words "Deerskin", "Joan Cook" and variations thereof, and other intellectual property rights, together, in each case, with all registrations, applications, recordings, reissuances, extensions, renewals, licenses and rights, if any, and all claims against third parties for violation or infringement of any thereof (the foregoing and the Deerskin Software are hereinafter called the "Intellectual Property"), together with the goodwill of the Mail Order Business (the "Goodwill", and together with the Customer List, the Artwork, the Deerskin Software and the Intellectual Property, the "Intangibles").
(xii) all unshipped orders from customers as of the Effective Date (the "Unfilled Orders") and credit card numbers (and the right to collect monies pursuant thereto) which customers have tendered in payment for such Unfilled Orders.
(xiii) Subject to the provisions of Section 1.06 below, all of Seller's books of account and records, licenses, permits, sales and manufacturing data, software programs, computer printouts, data bases and related items, and other records, documents and instruments relating to the Acquired Assets (or the employees to be employed by Buyer pursuant to Section 7.01) and all copies thereof (collectively "Records").
(b)Concurrently with the execution and delivery of this Agreement, Seller is delivering to Buyer Schedule 1.01, which is a summary of the Acquired Assets as at January 31, 1999.
 The Unaudited Schedules (as that term is hereinafter defined) will be prepared in a manner consistent with and will use substantially the same format as such Schedule 1.01.
1.02 Purchase Price. In addition to Buyer assuming the Assumed Liabilities (as that term is hereinafter defined), the purchase price (the "Purchase Price") for the Acquired Assets shall be an amount equal to the net book value of the Acquired Assets at the Effective Date plus $3,500,000, subject to adjustment as hereinafter set forth. For purposes of this Agreement the "net book value" of an Acquired Asset shall mean the net book value as shown on the books and records of Seller maintained in accordance with generally accepted accounting principles applied consistently with Seller's past practices, provided however, that for purposes of this Section the net book value of the Intangibles and the Material Agreements shall be deemed to be zero.
1.03 Payment. The Purchase Price shall be paid as follows:
(a)$2,000,000 shall be paid to Seller by the assumption by Buyer of an equal amount of Initio's indebtedness to Pioneer Ventures Associates Limited Partnership ("Pioneer") and the concurrent release by Pioneer of all obligations of Initio pursuant to the indebtedness so assumed (as contemplated by Section 6.02(c)) (the "Initio-Pioneer Agreement").
(b)Not more than $3,500,000, subject to adjustment as hereinafter set forth, shall be paid by Buyer delivering a convertible debenture, substantially in the form of Exhibit B attached hereto (the "Convertible Debenture") which Convertible Debenture shall be secured as set forth in the security agreement attached hereto as Exhibit C (the "Security Agreement").
(c)In the event the net book value of the Acquired
Assets as at the Effective Date less the Assumed Liabilities (as that term is hereinafter defined) as at the Effective Date shall be more than $2,000,000, Buyer shall pay to Seller at the Closing the difference by certified or bank check or wire transfer of immediately available funds. In the event the net book value of the Acquired Assets as at the Effective Date less the Assumed Liabilities as at the Effective Date shall be less than $2,000,000, then the difference shall be deducted from the Convertible Debenture (which Convertible Debenture shall be rounded down to the next $100,000) issued by Buyer to Seller at the Closing and the balance, if any, shall be paid by Buyer to Seller at the Closing by certified or bank check or wire transfer of immediately available funds.
1.04 Allocation of Purchase Price. It is hereby agreed that the Purchase Price with respect to the Acquired Assets shall be allocated in accordance with the net book value of the items thereof as reflected on the books of the Seller as at the Effective Date and the balance shall be allocated to the Intangibles and the Material Agreements. Buyer and Seller will consult with each other in the preparation of their respective tax returns so that such tax returns are consistent with the provisions of this Section.
1.05  Assumption of Liabilities.
(a)Buyer shall assume and be liable to pay and discharge and hold Seller harmless from all of the following (collectively, the "Assumed Liabilities").
  (i) all merchandise trade balances associated with the Mail Order Business as at the Effective Date.
 (ii)  all letters of credit with respect to
Inventory issued by Seller outstanding at the Effective Date.
(iii)  accrued expenses, including, but not
limited to, customer refunds and exchanges, in connection with the Mail Order Business as at the Effective Date.
 (iv)  all customer deposits relating to the Mail
Order Business as at the Effective Date.
(b)Concurrently with the execution and delivery of this Agreement, Seller is delivering to Buyer Schedule 1.05, which is a summary of the Assumed Liabilities as at January 31, 1999. The Unaudited Schedules (as that term is hereinafter defined) will be prepared in a manner consistent with and will use substantially the same format as such Schedule 1.05.
1.06 Determination of Inventory. On April 30, 1999, or shortly thereafter (but no later than May 30, 1999), Seller shall conduct an inventory count of all merchandise located at Carson City, Nevada, Teterboro, New Jersey and Danvers, Massachusetts to establish the net book value of the Inventory as of the Effective Date. Buyer shall have a representative and Seller shall have its accountant ("Seller's Accountant") present during the inventory count.
1.07  Seller's Records.
(a)Anything in Section 1.01 to the contrary notwithstanding, the Acquired Assets shall not include (i) Seller's corporate books, stock books and records and similar corporate documents (collectively, "Corporate Records") and (ii) Seller's accounting books of original entry, general ledgers and such other books and records, accounting and other, as are required by law to be retained by Seller (collectively, "Other Records"). Notwithstanding the foregoing, however, true, correct and complete copies of the Other Records, or such of them as Buyer may reasonably designate, shall be delivered by Seller to Buyer from time to time promptly upon request therefor at and following the time of the Closing.
(b)For a period of seven (7) years following the Closing or such other period as the parties may agree, (i) Seller shall retain, and Buyer shall have access at all reasonable times for proper purposes to, and shall be entitled to make copies of, both the Corporate Records and the Other Records insofar as they relate to any period through the date of Closing, provided, however, that Seller may at any time deliver the same, or any part thereof, to Buyer, and (ii) Buyer shall retain, and Seller shall have access at all reasonable time for proper purposes to, and shall be entitled to make copies of, all books, records and documents transferred or delivered by Seller to Buyer pursuant to this Agreement (including any such delivered pursuant to the proviso to the preceding clause (i)). Subsequent to the expiration of such seven-year (or other) period, Seller and Buyer, as applicable, upon not less than 30-days' prior notice to the other, may destroy any or all of the books and records so retained or held unless within such 30-day period the other party requests the delivery to it of any of the books and records which are proposed to be so destroyed, in which event the same shall be delivered to such other party at its expense.
1.08  Unaudited Schedules; Audited Balance Sheet;
Adjustment Procedure.
(a)As soon as practicable, Seller shall deliver to Buyer, on an unaudited basis, Schedules 1.01 and 1.05 as at the Effective Date (the "Unaudited Schedules"). The Unaudited Schedules shall be prepared in accordance with generally accepted accounting principles consistently applied with Seller's past practices. On or before August 15, 1999, Initio shall deliver to Buyer its audited balance sheet as at the Effective Date (the "Audited Balance Sheet"), together with a certificate of its chief executive officer or chief financial officer, certifying final Schedules 1.01 and 1.05 (the "Final Schedules") based on and consistent with the audited financial statements of Initio filed with the Securities and Exchange Commission as part of Initio's annual report on Form 10-KSB (the "Initio Financial Statement"). The Initio Financial Statement shall be prepared in accordance with generally accepted accounting principles applied consistently with Initio's past practices.
(b)Seller agrees that its books and records, including, without limitation, the work papers of Seller's Accountant with respect to the Initio Financial Statements, shall be available for inspection and copying by Buyer's accountant ("Buyer's Accountant") during normal business hours after it delivers the Final Schedules. Buyer shall have the right to notify Seller in writing within 30 days of its receipt of the Final Schedules that Buyer disagrees with the Final Schedules. In the event Buyer shall so notify Seller of one or more objections within such period, the parties' respective accountants shall attempt to resolve such objection within a period of 30 days after the receipt of such notice by Seller. In the event that such objection cannot be resolved within such 60-day period, the Buyer's Accountant and the Seller's Accountant shall appoint a third firm of public accountants (the "Third Firm") which shall resolve such objections based solely on discussions with the Buyer's Accountant and the Seller's Accountant and a review of their respective work papers. The determination of the Third Firm shall be final and binding upon Buyer and Seller. The expense of engaging the Third Firm shall be borne equally by Buyer and Seller unless the purchase price shall increase by more than $25,000 as a result of the forgoing procedure, in which event the expense of engaging the Third Firm shall be borne by the Seller or the Purchase Price shall decrease by more than $25,000, in which event the expense of engaging the Third Firm shall be borne by Buyer.
(c)In the event that the Final Schedules shall require an increase or decrease in the Purchase Price of less than $25,000, no adjustment to the Purchase Price shall be made.
 In the event that the Final Schedules shall require an increase in the Purchase Price of more than $25,000, Buyer shall pay the amount of such increase within ten days after the final determination of such amount. In the event that the Final Schedules shall require a decrease in the Purchase Price of more than $25,000, then Seller shall, at its option, within ten days after the final determination of such amount, either pay the amount of such decrease to Buyer in cash, or deliver the Convertible Debenture to Buyer in exchange for a new Convertible Debenture having a principal amount rounded down to the next lowest $100,000, together with any difference payable in cash by Buyer.
1.09 Bulk Transfer. The parties have agreed to waive compliance with the procedures set forth in all applicable bulk transfer, bulk sales and similar laws and requirements of all jurisdictions in connection with the transactions provided for in this Agreement.
1.10 Sales Taxes. All sales taxes applicable to the transfer of Acquired Assets to Buyer pursuant to this Agreement shall be paid by Buyer. A check(s) in payment of such sales taxes to the order of the appropriate taxing authorities will be delivered by Buyer to Seller at Closing.
ARTICLE II.  Closing and Related Matters.
2.01 Closing. Consummation of the transactions provided for in this Agreement ("Closing") shall be made at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsyl-vania Plaza, New York, New York 10119, on that date which is not more than five days after the delivery by Seller to Buyer of the Unaudited Schedules, or at such other place or date as the parties hereto shall agree in writing, provided, however, that this Agreement shall terminate and be of no further force or effect if the Closing does not take place on or before June 15, 1999.

2.02 Liquidated Damages;Break-Up Fee. The parties hereto agree that in the event either party breaches this Agreement and fails to consummate the transactions contemplated herein without good cause, the damage or injury to the other party would be irreparable, the exact amount of which would be difficult to ascertain and that for such reason the party in breach shall pay to the other party as liquidated damages or a break-up fee the amount of $100,000.00, payable within five days after demand by the party which is not in breach. It is agreed that the failure of either party to consummate the transactions contemplated herein because of the failure or refusal of Pioneer to (i) consummate the transactions contemplated either by the Letter Proposal (as that term is here and after defined) or (ii) release Seller as contemplated by Sections 1.03 and 6.02(c) shall not be deemed a breach of this Agreement for purposes of this Section.
2.03 Documents and Actions. At the Closing, each of the parties shall appropriately execute and deliver all such bills of sale, instruments of transfer, assignment and assumption, certificates and other instruments and documents and take all such other actions as are, or as may be necessary or required to consummate and give full effect to the transactions, provided for in this Agreement. Promptly following the Closing, Seller shall take all such steps as may be necessary or required to put Buyer in actual possession and operating control of the Acquired Assets.
ARTICLE III.  Representations and Warranties of Seller.
 Seller represents and warrants to and agree with Buyer as set forth in Exhibit 3 to this Agreement.
ARTICLE IV.  Representations and Warranties of Buyer.
Buyer represents and warrants to and agrees with Seller as set forth in Exhibit 4 to this Agreement.
ARTICLE V.  Pre-Closing Matters.
5.01  Information as to Operations of Buyer.  Until the
Closing:

(a)Seller shall afford to Buyer, its attorneys, accountants and other representatives, upon reasonable request, full and free access during normal business hours to all properties, books, records and other documents of Seller, including the right to make extracts therefrom or copies thereof, and shall furnish Buyer with, or with copies of, all such agreements, documents and records, financial and operating data and other information concerning Seller as Buyer may reasonably request. Buyer shall hold in strict confidence and shall not use or otherwise publicly disclose, and shall cause its officers, attorneys, accountants and other representatives to hold in strict confidence and not to use or publicly disclose, all information so furnished or made available by Seller which Seller indicates in advance is confidential, other than information which is or becomes publicly available or otherwise in the public domain. Should this Agreement be terminated or the transactions contemplated hereby not be consummated for any reason, Buyer shall, upon request, return to Seller all written information so furnished and all copies thereof and extracts therefrom.
(b)Seller shall refrain from taking or omitting to take any action or entering into any transaction which, had such action been taken or omitted or such transaction entered into immediately prior to execution of this Agreement, would have caused any of the representations, warranties or agreements of Seller in this Agreement to be untrue, incorrect or inaccurate in any material respect as of the time of execution of this Agreement or would cause any such representations, warranties or agreements to be untrue, incorrect or inaccurate in any material respect as of the time immediately following such action, omission or transaction or as of the date of Closing. Without limiting the generality of the foregoing, except as otherwise set forth or provided in this Agreement, Seller shall (i) conduct its business only in the usual, regular and ordinary course in the same manner as heretofore, (ii) use its best efforts to preserve its business, properties and assets, maintain its business organization intact, keep available the services of its present officers and employees and preserve its goodwill and existing relationships with customers, suppliers and others having dealings with it, (iii) maintain its properties in customary repair, order and condition, reasonable use and wear and tear excepted, (iv) maintain insurance on its properties and with respect to the conduct of its business in amounts not less than and of such kinds as are comparable to the insurance in effect on the date of this Agreement, (v) maintain its books, accounts and records in the usual, regular and ordinary manner, (vi) refrain from entering into any employment agreement with any employee which cannot be terminated on less than 30 days notice to such employee, (vii) refrain from granting any salary increases or bonuses without the prior written consent of Buyer, (viii) refrain from forgiving in whole or in part any of the Accounts Receivable, without Buyer's prior written consent, and (ix) refrain from making any additional loans to employees engaged in the Mail Order Business, without Buyer's prior written consent.
5.02  Adverse Circumstances.
(a)Seller shall promptly notify Buyer, as soon as it obtains knowledge, of any facts, circumstances or occurrences which have adversely affected or might reasonably be expected to adversely affect its business, properties, assets, financial condition or prospects or which could or reasonably might be expected to cause any of the representations, warranties or agreements in this Agreement to be untrue, incorrect or inaccurate in any material respect.
(b)Should Buyer elect to consummate the Closing after receipt of any notice pursuant to subsection 5.02(a), then, anything elsewhere in this Agreement to the contrary notwith-standing, Buyer shall be deemed to have waived any rights or claims which it might possess under this Agreement, or otherwise, against Seller with respect to the matters referred to in such notice.
5.03  Operations between the Effective Date and
Closing.
(a)Seller and Buyer agree that for the period from the Effective Date through Closing, Seller shall conduct the Mail Order Business for the benefit and account of Buyer as follows:
  (i) all sales of the Mail Order Business shall be credited to Buyer;
 (ii) all costs incurred during this period of the Mail Order Business shall be charged to Buyer;
(iii)  all costs of payroll and benefits for
employees at Carson City, Nevada, Teterboro, New Jersey and Danvers, Massachusetts, except for Martin Fox, Daniel DeStefano and one secretary based in Teterboro, New Jersey and one driver based in Teterboro, New Jersey, shall be charged to Buyer;
 (iv) all expenses of occupancy of Carson City, Nevada, Teterboro, New Jersey and Danvers, Massachusetts shall be charged to Buyer.
(b)It is anticipated that the Mail Order Business will require more cash than will be received during the period from May 1, 1999 through the date of Closing. Buyer agrees to deposit with Seller on or before April 28, 1999, the amount of $34,000, representing the approximate rents due for the month of May 1999 for the Carson City, Nevada, Teterboro, New Jersey and Danvers, Massachusetts facilities. In addition, Buyer shall transfer to Seller the sum of $10,000 every seventh day after such date by wire transfer of immediately available funds, which the parties agree is the estimated short fall of the Mail Order Business' cash flow prior to Closing. In addition, prior to Closing, Buyer shall pay to Seller such additional funds as Seller shall deem necessary to provide sufficient cash flow for the ordinary operations of the Mail Order Business, which shall be consistent with the Seller's past practices. Preliminary adjustment for all of the above shall be made at Closing. A final adjustment for the above shall be made concurrently with any adjustment required by reason of the delivery of the Final Schedule. Such adjustments shall also include adjustments for miscellaneous accrued expenses and prepaid expenses incurred in the ordinary course of the Mail Order Business, including, without limitation, with respect to utilities and insurance.
(c)As promptly as practicable after the Effective
Date, Seller will send to Buyer by telecopier or such other means as Buyer shall reasonably request such information concerning the operations of the Mail Order Business as Buyer shall request, including without limitation, daily check runs, daily sales reports and daily deposits.
(d)In the event this Agreement terminates in accordance with Section 2.01, Seller shall within five business days after such termination pay to Buyer an amount equal to the amounts transferred pursuant to Subsection (b) above unless Seller shall be entitled to liquidated damages pursuant to
Section 2.02 in which event Buyer shall be entitled to a credit for the amounts so transferred. In the event Seller shall be entitled to liquidated damages pursuant to Section 2.02 and the amount transferred pursuant to Subsection (b) above shall exceed the amount specified in Section 2.02, Seller shall pay within five business days after the termination of this Agreement the excess to Buyer.
ARTICLE VI.  Conditions Precedent.
6.01 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transactions provided for in this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived, in whole or in part, by Buyer in its discretion):

(a)Each of the representations and warranties of Seller in, or in any instrument delivered in connection with or pursuant to, this Agreement shall, except as otherwise contemplated or permitted by this Agreement, be true and correct in all material respects on and as of the date of Closing.
Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Buyer shall have received Seller's certificate, dated the date of Closing, to the foregoing effect.
(b)A lease of the property owned by Seller located in Carson City, Nevada shall have been entered into in substantially the form of Exhibit D attached hereto.
(c)A Consulting Agreement shall have been entered into by Seller in substantially the form of Exhibit E attached hereto.
(d)Martin Fox and Daniel DeStefano (the "Principal
Shareholders") and Initio shall execute and deliver to Buyer an agreement pursuant to which each agrees to be bound by the terms of Section 7.08.
(e)Buyer shall receive at the Closing an opinion of Milberg Weiss Bershad Hynes & Lerach LLP in the form of Exhibit F attached hereto.
6.02  Conditions Precedent to Obligation of Seller.
The obligation of Seller to consummate the transactions provided for in this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived, in whole or in part, by Seller in its discretion):
(a)Each of the representations and warranties of Buyer in, or in any instrument delivered in connection with or pursuant to, this Agreement shall, except as otherwise contem-plated or permitted by this Agreement, be true and correct in all material respects on and as of the date of Closing. Buyer shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Seller shall have received Buyer's certificate, dated the date of Closing, to the foregoing effect.
(b)Buyer shall have consummated its transactions with Pioneer and its acquisition of Remarkable Products and Creadis Promotions, Inc. as contemplated by the Letter Proposal between Buyer and Pioneer, dated March 12, 1999.
(c)Initio shall have been released from $2,000,000 of its convertible subordinated debenture by Pioneer and Initio shall have issued a replacement convertible subordinated debenture in the amount of $1,000,000 for the balance of such convertible subordinated debenture. Such replacement convertible subordinated debenture shall have the same terms and conditions as currently exist, provided however, that the conversion price thereunder shall be adjusted to be the greater of $2.50 or the book value per share of Initio after taking into account the consummation of the transactions contemplated by this Agreement and the tax benefit attributable to the then net operating loss carry forward of Initio, but in no event shall the conversion price be more than $3.00 per share.
(d)Buyer shall have completed its reverse stock split so that, at the Closing, Buyer shall have outstanding no more than 3,000,000 common shares.
(e)Buyer shall have completed its reincorporation in the State of Nevada (under the name America's Shopping Mall, Inc.).
(f)Buyer shall have assumed the lease of Seller's property located in Teterboro, New Jersey pursuant to an Agreement executed by Initio in substantially the form of Exhibit G attached hereto.
(g)Seller shall receive at the Closing an opinion of Caro & Associates, P.C., in the form of Exhibit H attached hereto.
6.03  Compliance with Conditions.  All of the
conditions to the respective obligations of the parties set forth in Sections 6.01 and 6.02 are and shall be deemed covenants by the other, Seller on the one hand and Buyer on the other, to comply with and satisfy as promptly as practicable each such condition as requires action by it (to the extent within its power) and to use its commercially reasonable efforts to obtain compliance with and satisfaction of each such condition as requires action by any other party or persons, including any person not a party.
ARTICLE VII.  Additional Agreements of the Parties.
7.01 Employees. All employees of Deerskin except for those named in Schedule 7.01 attached hereto, shall become employees of Buyer and Buyer shall assume responsibility for all salaries and benefits for such employees accrued after the Effective Date. The foregoing shall not be deemed to require Buyer to assume Seller's medical plan or to retain any of Seller's employees for any specified period of time, provided, however, that Seller shall assign to Buyer and Buyer shall assume the Seller's cafeteria plan as of the Effective Date. The net balance of such cafeteria plan shall be either added to or subtracted from the Purchase Price, as appropriate, and shall be payable at the Closing in cash.
7.02 Real Estate Matters. Seller and Buyer have agreed that Seller shall remain the lessee at Seller's facility in Danvers, Massachusetts, which lease expires May 31, 2000. All costs incurred pursuant to Seller's lease of the Danvers facility and all costs of utilities and ordinary maintenance incurred in connection with such facility after the Effective Date shall be paid by Buyer within three (3) days of receipt of Seller's request for such payment. Seller's request for payment shall include copies of bills or invoices requiring payment.
7.03 Refunds. Seller shall reimburse Buyer for amounts of refunds less the value of merchandise determined in accordance with Seller's practices and procedures (applied prior to the Effective Date on a consistent basis) made to customers of the Mail Order Business, for items Seller shipped on or before April 30, 1999, provided, however, that Seller shall not be required to reimburse Buyer for any refund made after July 31, 1999. All returned merchandise which is the subject of a refund shall be Buyer's property.
7.04  Material Agreements; Purchase Orders.  All
Material Agreements, including all open purchase orders, as of the Effective Date, which remain open at the date of Closing, relating to the Mail Order Business shall be assumed by Buyer.
7.05  Pre-paid Advertising Adjustment.  Book value of
Pre-paid Advertising is calculated based upon the percent complete for such advertising event and an adjustment will be made such that if such percent complete is too high, Buyer shall remit to Seller, and, if too low, Seller shall remit to Buyer the appropriate amount provided, however, if such amount is less than $5,000 no payment shall be made by either party. If such amount is greater than $5,000, the entire amount due under this section shall be paid within ten days of the date used to make the calculation. The first adjustment under this section shall be made as of July 31, 1999 and the final adjustment under this section shall be made as of January 31, 2000. It is agreed that an advertising event shall be deemed 100% complete by the end of 13 months after issuance.
7.06  Letters of Credit.  With respect to Letters of
Credit relating to purchases of inventory written by Seller prior to the Effective Date, which remain outstanding as of the Closing Date, Buyer at the Closing will deposit with the issuing bank such funds as shall be required to obtain the issuing bank's release of Seller's liability for such Letters of Credit. With respect to Letters of Credit relating to purchase of inventory which will be written by Seller after the Effective Date but prior to the Closing Date, Buyer will provide a letter of credit facility, provided, however, in the event this Agreement is terminated, title to the merchandise subject to such Letter of Credit shall pass to Seller and Seller shall remit Buyer's actual cost within three (3) days of the receipt of merchandise.
7.07 Change of Corporate Name. At the Closing, Seller shall take all such corporate actions, and shall execute and promptly following the Closing file all such appropriate certificates and documents, as are necessary to change its corporate name to a name which does not contain the words "Deerskin", "Trading Post", "Joan Cook" or any variation thereof.
7.08  Covenant Not to Compete.  In order to induce
Buyer to enter into and consummate the transactions provided for in this Agreement, Seller covenants and agrees on behalf of itself, Initio and the Principal Shareholders that (i) during the period of three (3) years following the date of Closing neither Seller, nor Initio nor the Principal Shareholders, will directly or indirectly, whether for itself or himself or for any other person, firm, corporation or entity, engage in, or have any interest in any business or other entity which engages in, the business of selling by mail order leather apparel or other leather merchandise of the type currently sold by Seller anywhere in the continental United States or goods of the type included in the Deerskin Holiday 1998 catalog or (ii) at any time after the Closing, unless such employee's employment with Buyer had previously been terminated without being solicited by Seller, Initio or the Principal Shareholder, hire any of Buyer's employees, provided, however, that the foregoing shall not prohibit Initio or the Principal Shareholder, at any time from owning in the aggregate not more than 10% of the stock or other equity interest of any publicly-traded entity.
7.09 Payment of Liabilities. Seller will pay or, in the event of a dispute, adequately reserve against, all of its liabilities arising prior to the Effective Date which are not included within the Assumed Liabilities and shall hold Buyer harmless therefrom.
7.10 Further Assurances. From and after the date of this Agreement and the date of Closing, the parties hereto shall from time to time, at the request of any other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.
ARTICLE VIII.  Survival and Indemnification.
8.01 Survival. All of the provisions of, and all of the representations, warranties, covenants and agreements of the parties in, or in any document or other instrument executed or delivered pursuant to or in connection with, this Agreement shall, unless waived, survive and continue in full force and effect from and after the date of Closing.

8.02  Indemnification.  Buyer and Seller:
(a)Shall each indemnify and hold the other free and harmless from and against and shall reimburse the other for any and all claims, liabilities, damages, losses, judgments, costs and expenses including reasonable counsel fees and other reasonable out-of-pocket expenses (the foregoing being herein-after collectively referred to as "damages") arising out of or resulting from any inaccuracy or inadequacy in or breach or default of any of its representations, warranties, covenants or agreements in, or in any document or other instrument executed or delivered pursuant to or in connection with, this Agreement, provided, however, that notwithstanding the foregoing Seller shall not be liable to Buyer hereunder for damages in excess of the Purchase Price.
(b)Shall give the other written notice of any claim, demand, action, suit or proceeding raised, brought, threatened, made or commenced against it relating to any matter to which the indemnification provisions of this Section 8.02 apply, and the party receiving such notice shall have the right, at its expense, to control the settlement and defense thereof using counsel of its own choice. Nothing herein shall limit the right of any party to settle any claim, demand, action, suit or proceeding brought or threatened against it, provided, however, that in any such event any other party shall not be bound by the amount or terms of any such settlement not consented to by it.
(c)The provisions of this Section 8.02 shall not be construed as a waiver by any party of any other rights or remedies which it may possess, whether under this Agreement, at law or in equity, arising out of or resulting from any breach or default of or inaccuracy or inadequacy in any other party's representations, warranties, covenants or agreements. All of such other rights and remedies shall be cumulative with the rights and remedies set forth herein.
8.03Survival of Representations. The representations and warranties of Buyer and Seller shall survive the Closing and remain in full force and effect for a period of one year after the final calculation of the Purchase Price pursuant to Section 1.08.
8.04Products Liability Insurance.  To the extent that
Seller's product liability insurance is a "claims made" policy, Seller hereby agrees that it will maintain such product liability insurance in full force and effect at current policy levels for at least one year after the date of the Closing.
ARTICLE IX.  Miscellaneous.
9.01 Brokers. Seller and Buyer each represents and warrants to the other that it has had no dealings with and has not employed any broker, agent, finder or other person and that no such person brought about or is entitled to any commission, brokerage or finder's fee or similar payment in connection with, or with the transactions provided for in, this Agreement.

9.02 Expenses. Each party shall bear and pay all legal, accounting and other fees and expenses incurred by it in connection with, and with the transactions provided for in, this Agreement and the performance of all its obligations and agree-ments hereunder.
9.03 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by first class registered or certified mail return receipt requested, or by first class mail if received, addressed to the parties at their respective addresses set forth or referred to on the first page and signa-ture page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad Hynes & Lerach LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of Seller, and Caro & Associates, P.C., Attention:
Chase A. Caro, Esq., 60 East 42nd Street, Suite 2001, New York, New York 10165, in the case of Buyer or to such other person or address as may be designated by like notice hereunder.
9.04 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of and be enforce-able by, the parties hereto and their respective legal represen-tatives, successors and assigns, but no other person shall acquire or have any rights under this Agreement.
9.05  Entire Agreement; Modification; Waiver.  This
Agreement (as below defined) contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, if any, and there are no agreements, representa-tions or warranties other than those set forth, provided for or referred to herein. All exhibits and schedules to this Agreement are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein, in any of such writings or elsewhere shall be deemed to refer to and include all such writings. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Any party may extend the time for or waive performance of any obligation of any other party or waive any inaccuracies in the representations or warranties of any other party or compliance by any other party with any of the provisions of this Agreement. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a con-tinuing waiver.
9.06  Interpretation.
(a)This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed exclusively in that State without giving effect to the principles of conflict of laws.
(b)All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the mascu-line, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.
9.07 Headings; Counterparts. The article and section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement. This Agreement is being executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
ADVANCED MEDICAL SCIENCES, INC.


By  /s/ Irwin Schneidmill
  Irwin Schneidmill, President


DEERSKIN TRADING POST INC.


By  /s/ Martin Fox
      Martin Fox, Chairman


EXHIBIT 3

to

ASSET PURCHASE AGREEMENT



ARTICLE III.  Representations and Warranties of Seller.
 Seller represents and warrants to Buyer that except as otherwise set forth or referred to in this Agreement and a separate letter or schedule dated and executed contemporaneously herewith from the Seller to (and received by) Buyer (hereinafter referred to as the "Seller's Schedule"):
3.01  Corporate Organization, Good Standing and
Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to conduct its business and own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Seller is duly qualified to do business in the states where it is required to be so qualified and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. Seller has no subsidiaries. The execution delivery and performance by Seller of this Agreement are within Seller's corporate powers and have been duly authorized by all corporate action.

3.02  No Violations.  No provision of Seller's
Certificate of Incorporation or By-laws, or of any agreement, instrument or understanding, or of any law, regulation, rule, order, judgment, decree, of any court or governmental authority,

to which Seller is a party or by which it is bound or subject, has been or will be violated by the execution by Seller of, or the performance or satisfaction of any agreement or condition upon its part to be performed or satisfied under, this Agreement,
3.03  Books and Records.  The books and records of the
Seller have been prepared in conformity with generally accepted accounting principles and practices consistently applied through the periods covered and fairly present in all material respects the financial condition and results of operations of the Seller as at the dates thereof and for the periods covered thereby. The books of account and other financial records of Seller are in all material respects complete and correct. Seller does not maintain a separate financial statement for itself.
3.04  Reports.  Seller has delivered to Buyer the
annual report on Form 10-KSB of Initio for fiscal 1998 and the quarterly reports on Form 10-QSB of Initio for fiscal 1999, which reports are accurate and complete.
3.05  Property; Leases.
(a)Other than the Excluded Assets the Acquired Assets
are substantially all the material assets used by Seller in operating the Mail Order Business as it is currently being operated. For purposes of the foregoing only, it is agreed that an asset having a value of less than $30,000 shall not be considered material.
(b)Seller has good and marketable title to all of its
assets, personal, tangible and intangible, which are the subject of this Agreement, including without limitation, the Acquired Assets, in each case free and clear of all liens, security interests, claims, charges and encumbrances except as expressly set forth in the Seller's Schedule.
(c)All machinery, fixtures, equipment and similar
assets, which are material to operating the Mail Order Business as it is currently being operated, are in good operating condition and repair, reasonable wear and tear excepted. Buyer recognizes that from time to time such equipment will not be functioning and will require repair or replacement and Buyer is acquiring such equipment "as is."
(d)All leases to which Seller is a party are in good
standing, and are valid, binding and enforceable in accordance with the respective provisions thereof.
3.06  Default.  Neither Seller nor, to the best of
Seller's knowledge, any other party thereto is in material violation of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a material breach of or default under, or give any other person the right to terminate, as the case may be, any material indenture, mortgage, security, loan, lease or other agreement (including, without limitation, those listed or referred to in the Seller's Schedule) to which Seller is a party or by which it is bound or to which any of its assets are subject or result in the creation, imposition or acceleration of any material lien, encumbrance, charge, equity or restriction of any nature in favor of any other person upon any of the assets of Seller.
3.07  Permits; Compliance with Laws.  Seller possesses
all necessary valid licenses, permits, franchises, consents, authorizations and approvals of or from governmental departments, agencies and instrumentalities for the business and operations of Seller as presently conducted and is not in material default with respect to nor in violation of, and has not received notice of any violation of or of any proceedings for the termination or revocation (other than by reason of normal expiration according to their terms) of, any such license, permit, franchise, consent, authorization or approval or, to the best of its knowledge, any applicable Federal, state, local or foreign law, statute, ordinance, regulation, order or requirement relating to its business, operations or assets, or the use thereof, which default or violation could have a materially adverse affect upon its business, operations or assets. The Seller's Schedule includes a list (including expiration dates) of all material licenses, permits, consents, authorizations and approvals of or from governmental departments, agencies and instrumentalities held by Deerskin in the conduct of the Mail Order Business.
3.08  Intellectual Property.  Seller owns and has good
and marketable title to the Intellectual Property, free and clear of any and all liens, security interests, claims, charges and encumbrances. The use of the Intellectual Property by Seller does not conflict in any material respect with any rights, including, without limitation, copyrights or trademark rights, of others. No litigation or other proceedings have been instituted or are pending or threatened which challenge the ownership or use of the Intellectual Property. Seller has not entered into any license or other agreement granting to anyone the right to use any of the Intellectual Property and, to the best of Seller's knowledge, none of the Intellectual Property is being used or infringed in any material respect by any other person. The Intellectual Property includes all material intangible and similar rights presently owned or used by Seller. The only Intellectual Property which Seller has registered with the U.S. Patent and Trademark Office are set forth in the Seller's
Schedule.   Other than standard licenses in connection with its
computer systems, Seller's Mail Order Business is not dependant on any intellectual property licensed from another person, firm or entity.
3.09 Customer List. Seller hereby represents and warrants to Buyer that, prior to the date hereof, it has not disclosed the Customer List of the Mail Order Business to any person, other than to Seller's employees and agents and other than in the ordinary course of Seller's list rental business. Seller agrees to maintain the confidentiality of such Customer List after the date hereof and after the Closing.
3.10  Litigation.  Except as set forth in Seller's
Schedule, there are no actions, suits, claims, arbitrations, administrative or other proceedings or governmental investigations pending or, to the best of Seller's knowledge, threatened against, relating to or affecting Seller or the business, operations or assets of Seller, whether or not fully covered by insurance, or which question or seek to prevent consummation of the transactions provided for in this Agreement, whether at law or in equity, or before or by any Federal, state, local, foreign or other governmental department, agency or instrumentality nor to the best of Seller's knowledge is there any basis therefor. Seller is not bound or adversely affected by or in default with respect to any judgment, order, writ, injunc-tion or decree of any court or of any governmental department, agency or instrumentality.
3.11 Authorization, Validity. This Agreement and each of the other instruments executed or to be executed by Seller pursuant to this Agreement has been duly authorized and consti-tutes the valid and legally binding obligation of Seller in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.
3.12 Authorizations; Approvals. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by Seller of, or the performance or satisfaction of any agreement of Seller contained in or contem-plated by, this Agreement.
3.13 Employees. Except as set forth in Seller's Schedule, Seller has no employment agreement with any employee nor does Seller maintain any pension plans. Prior to the date hereof, Seller has not been notified by any employee earning in excess of $50,000 per annum of an intention to terminate his or her employment.
3.14 Payment of Taxes. Seller has paid or adequately reserved against all taxes, assessments and governmental charges and levies imposed upon it including, without limitation all sales taxes.
3.15 Disclosure. Neither this Agreement nor the schedules and exhibits to this Agreement nor any other written certificate, statement or document furnished or to be furnished by Seller in connection with the transactions provided for in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading, and to the best of Seller's knowledge and belief, all such material books, records, agreements, documents, financial and operating data and other information of or relating to Seller as Buyer has requested or may request has heretofore been or will be made available to Buyer. Without limiting the generality of the foregoing, to the best of Seller's knowledge, there has not occurred and does not exist in any event, circumstance or development not disclosed to Buyer relating to Seller (as contrasted with general industry, economic or business conditions) which has materially adversely affected or in the future reasonably may, so far as Seller can now foresee, materially adversely affect the business, operations or assets of Seller.

EXHIBIT 4

to

ASSET PURCHASE AGREEMENT


ARTICLE IV.  Representations and Warranties of Buyer.
Buyer represents and warrants to and agrees with Seller that:
4.01  Corporate Organization; Good Standing and
Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. The execution delivery and performance by Buyer of this Agreement are within Buyer's corporate powers and have been duly authorized by all corporate action.

4.02 No Violations; Validity. No provision of Buyer's Certificate of Incorporation or By-laws, or of any agreement, instrument or understanding, or of any law, regulation, rule, order, judgment, decree of any court or governmental authority, to which Buyer is a party or by which it is bound or subject, has been or will be violated by the execution by Buyer of, or the performance or satisfaction of any agreement or condition upon its part to be performed or satisfied under, this Agreement.
 4.03  Letter Proposal.  The Letter Proposal between
Pioneer and America's Shopping Mall, Inc., dated March 12, 1999 (the "Letter Proposal") is in full force and effect and was entered into on behalf of Buyer using the trade name "America's Shopping Mall, Inc."
 4.04 Permits; Compliance with Laws. Buyer possesses all necessary valid licenses, permits, franchises, consents, authorizations and approvals of or from governmental departments, agencies and instrumentalities for the business and operations of Buyer as presently conducted and is not in material default with respect to nor in violation of, and has not received notice of any violation of or of any proceedings for the termination or revocation (other than by reason of normal expiration according to their terms) of, any such license, permit, franchise, consent, authorization or approval or, to the best of its knowledge, any applicable Federal, state, local or foreign law, statute, ordinance, regulation, order or requirement relating to its business, operations or assets, or the use thereof, which default or violation could have a materially adverse affect upon its business, operations or assets.
4.05 Litigation. There are no actions, suits, claims, arbitrations, administrative or other proceedings or governmental investigations pending or, to the best of Buyer's knowledge, threatened against, relating to or affecting Buyer or the business, operations or assets of Buyer, whether or not fully covered by insurance, or which question or seek to prevent consummation of the transactions provided for in this Agreement, whether at law or in equity, or before or by any Federal, state, local, foreign or other governmental department, agency or instrumentality nor to the best of Buyer's knowledge is there any basis therefor. Buyer is not bound or adversely affected by or in default with respect to any judgment, order, writ, injunction or decree of any court or of any governmental department, agency or instrumentality.
4.06 Authorization, Validity. This Agreement and each of the other instruments executed or to be executed by Seller pursuant to this Agreement has been duly authorized and consti-tutes the valid and legally binding obligation of Buyer in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.
4.07 Authorizations; Approvals. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by Buyer of, or the performance or satis-faction of any agreement of Buyer contained in or contemplated by, this Agreement.
4.08 Disclosure. Neither this Agreement nor the schedules and exhibits to this Agreement nor any other written certificate, statement or document furnished or to be furnished by Buyer in connection with the transactions provided for in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading, and to the best of Buyer's knowledge and belief, all such material books, records, agreements, documents, financial and operating data and other information of or relating to Buyer as Seller has requested or may request has heretofore been or will be made available to Seller. Without limiting the generality of the foregoing, to the best of Buyer's knowledge, there has not occurred and does not exist in any event, circum-stance or development not disclosed to Seller relating to Buyer (as contrasted with general industry, economic or business conditions) which has materially adversely affected or in the future reasonably may, so far as Buyer can now foresee, materially adversely affect the business, operations or assets of Buyer.

SCHEDULE 7.01


Excluded Employees





Martin Fox


Daniel DeStefano


Oscar Atkinson


EXHIBIT A




Excluded Assets




1.Cash and Marketable Securities


2.Real property located in Carson City, Nevada.


3.Real property located in Peabody, Massachusetts.


4.1990 Limousine


5.1995 Limousine


6.Chrysler Automobile


7.Daniel DeStefano's Office Furniture
Martin Fox's Office Furniture


8.1 Fax Machine located in Teterboro, New Jersey


9.1 Copy Machine located in Teterboro, New Jersey


10.1990 Mazda Automobile


11.Loan Receivable with respect to loan made to Michael
Divardi

EXHIBIT 10.2

THIS CONVERTIBLE DEBENTURE HAS NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR
OTHERWISE TRANSFERRED WITHOUT REGISTRATION
THEREUNDER EXCEPT IN ACCORDANCE WITH AN
APPLICABLE EXEMPTION FROM THE REGISTRATION
PROVISIONS OF THE SECURITIES ACT OF 1933, AS
AMENDED.



$3,400,000


ADVANCED MEDICAL SCIENCES, INC.


CONVERTIBLE DEBENTURE DUE JUNE 1, 2004




FOR VALUE RECEIVED, the undersigned, ADVANCED MEDICAL
SCIENCES, INC., a corporation duly organized and existing under the laws of the State of Virginia (the "Payor"), with its principal business address at 382 Rte. 59 #310, Monsey, New York 10952 hereby promises to pay to the order of DEERSKIN TRADING POST, INC. (the "Payee"), with its principal business address at 2500 Arrowhead Drive, Carson City, Nevada 89701, the principal amount of Three Million Four Hundred Thousand Dollars ($3,400,000) on June 1, 2004 (the "Maturity Date"), plus interest at the rate of 8% per annum on the unpaid principal balance, such interest to be paid on the last day of each July, October, January and April prior to the Maturity Date and on the Maturity Date together with the repayment of the principal balance and with all charges, amounts, sums and interest which have accrued and have not been paid. All payments to be made pursuant to this Debenture shall be made in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. All such payments shall be made by electronic funds wire transfer in accordance with the wire transfer instructions submitted by Payee as the first payment method option; however, Payee may designate that payments may be made by bank or certified check, at the offices of the Payee set forth above or such other place as the Payee shall designate in writing to the Payor. In the event that any installment of principal or interest on this Debenture is not paid when due, such overdue principal or interest shall bear interest from thirty days after the due date until paid (to the extent permitted by law) at the rate of 15% per annum. In addition, in the event such overdue principal or interest is not paid for a period of ten days after the date due, the Payor shall promptly pay the Payee a late payment fee equal to 5% of such overdue principal or interest. In the event the rate of interest hereunder shall exceed the maximum rate permitted by applicable law, such rate of interest shall automatically and without further action on the part of any person be reduced to the maximum rate permitted by applicable law.

1. Optional Redemption. This Debenture may not be redeemed, called or prepaid without Payee's prior written consent prior to June 1, 2001. Thereafter, this Convertible Debenture will be subject to redemption at any time at the option of the Payor, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $100,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on June 1 of each of the years indicated below:
YearRedemption Prices

2001105%
2002104%
2003103%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest if any, to the redemption date.

2. Security Interest. Concurrently with the issuance of this Debenture, Payor is executing and delivering to Payee a Security Agreement dated as of the date hereof (the "Security Agreement") pursuant to which the Payor has granted a security interest in certain collateral to secure the payment of this Debenture.

3.  Conversion.

3.1 Right to Convert. The Payee shall have the right, one or more times at its option, at any time and from time to time, to convert the principal amount of this Debenture, or any portion of such principal which is at least Two Hundred Thousand Dollars ($200,000), into that number of fully-paid and nonassessable shares of Common Stock of the Payor, obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price equal to the lesser of
(i) the current market price per share of Payor's Common Stock on that date which is five days after the date hereof (or if such day shall not be a business day, then the following business day), computed in accordance with Section 3.4(c) hereof and (ii) the current market price per share of Payor's Common Stock on June 1, 2000, computed in accordance with Section 3.4(c) hereof, provided however, that no adjustment in the conversion price shall be required unless such adjustment would require a decrease of at least 5% in such price.

3.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege, the Payee shall surrender this Debenture to the Payor and shall give written notice of conversion in the form provided herein to the Payor that the Payee elects to convert this Debenture or the portion thereof specified in said notice.

As promptly as practicable (but not more than 10 days) after the surrender of this Debenture and the receipt of such notice as aforesaid, the Payor shall issue and shall deliver to the Payee a certificate or certificates for the number of full shares issuable upon the conversion of this Debenture or portion thereof in accordance with the provisions of this Debenture and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 3.3 of this Debenture. In each case this Debenture shall be surrendered for partial conversion, the Payor shall also promptly execute and deliver to the Payee a new Debenture or Debentures in an aggregate principal amount equal to the unconverted portions of the surrendered Debenture.

Each conversion shall be deemed to have been effected on the date on which this Debenture shall have been surrendered and such notice shall have been received by the Payor, as aforesaid, and the Payee shall be deemed to have become on said date the holder of record of the shares issuable upon such conversion; provided, however, that any such surrender on any date when the stock transfer books of the Payor shall be closed shall constitute the Payee as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

No adjustment of the number of shares to be issued upon conversion shall be made for interest accrued on this Debenture prior to the date it is surrendered or for cash dividends on any shares issued upon the conversion of this Debenture prior to the date it is surrendered. However, all accrued interest shall be payable by wire transfer, or in cash or cash equivalents.

3.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If any fractional shares of stock would be issuable upon the conversion of this Debenture, the Payor shall make a payout therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the closing price of the day (which is not a legal holiday) immediately preceding the day on which this Debenture (or specified portions thereof) is deemed to have been converted and such closing price shall be determined as provided in subsection (c) of Section 3.4.

3.4 Adjustment of Conversion Price. The conversion price shall be adjusted from time to time as follows:

(a) Dividends. In case the Payor shall on any one or more occasions after the date of this Debenture
(i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Payor which it would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date.

(b) Other Distributions. The purpose of this subsection is to provide a means to reduce the Payee's conversion price in the event the assets of the Payor are materially diluted through distributions to the Payor's common stockholders and/or any other security holder of the Payor. In case the Payor shall distribute to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Payor) or subscription rights or warrants, then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (c) of this Section
3.4) of the Common Stock on the record date as set forth below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one (1) share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (c) below) of the Common Stock. In the event that securities of a subsidiary of the Payor shall be distributed to the Payor's common stockholders and/or any other security holder of the Payor, such subsidiary shall, no later than the date of such distribution, jointly assume the obligation of repaying this Debenture and this Debenture shall become convertible at, the Payee's option, into Common Stock of such subsidiary, initially at a conversion price equal to the reduction in the conversion price with respect to the Payor's Common Stock as provided herein.
 Such adjustments shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Conversion Price Adjustment. For the purpose of any computation under this Section 3.4, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices (disregarding the three highest closing prices and the three lowest closing prices) for the twenty six consecutive trading days commencing thirty-one trading days before the day in question. The closing price for each day shall be (i) the last sale price of the Common
Stock on the National Association of Securities
Dealers, Inc., Automated Quotation System or any other automated quotation system or, if no sale occurred on such date, the closing bid price of the Common Stock on such quotation system on such date or (ii) if the Common Stock shall be listed or admitted for trading on the New York or American Stock Exchange or any successor exchange, the last sale price, or if no sale occurred on such date, the closing bid price of the Common Stock on such exchange, or (iii) if the Common
Stock shall not be included in any automated quotation system or listed on any such exchange, the closing bid quotation for Common Stock as reported by the National
Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock
Exchange, Inc. selected by the Board of Directors, provided such firm shall be reasonably acceptable to Payee.

(d) No Nominal Adjustments. No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least two percent (2%) in such price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.

(e) Conversion Price Adjustment Notice. Whenever the conversion price is adjusted, as herein provided, the Payor shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the Payee.

3.5 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Payor is a party other than a consolidation or merger in which the Payor is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Payor as, or substantially as, an entirety to any other corporation; then this Debenture shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

3.6 Reservation of Shares; Shares to be Fully Paid. As of the date hereof, the Payor has reserved, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Debenture. Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Debenture, the Payor shall promptly take all corporate action which may be necessary in order that the Payor may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Payor covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable.

3.7  Notice to Payee Prior to Certain Actions.  In case:

(a)the Payor shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b)the Payor shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)of any reclassification of the Common Stock of the Payor (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Payor is a party and for which approval of any shareholders of the Payor is required, or of the sale or transfer of all or substantially all of the assets of the Payor; or

(d)of the voluntary or involuntary dissolution, liquidation or winding up of the Payor;

the Payor shall give notice to the Payee in accordance with this Debenture as promptly as possible but, in any event, at least thirty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; without limiting the definition of a breach of this Debenture, such failure shall constitute a breach hereunder.

4.  Registration Rights.

4.1 Grant of Piggyback Right. So long as there shall be outstanding any principal or interest under this Debenture or the Payee shall hold any shares of Common Stock issuable to the Payee pursuant to this Debenture ("Conversion Shares"), the Payor shall send written notice to the Payee in accordance with this Agreement at least one month prior to the filing by the Payor of any registration statement filed by the Payor on Form S-1, Form S-2, Form S-3 or Form SB-2, or any successor form, covering the sale of common stock, and shall give to the Payee the right to have included in any such registration statement any Conversion Shares. In order to have the Conversion Shares included in such registration statement, the Payee must give written notice to the Payor within 15 days after the date of the Payee's receipt of written notice from the Payor indicating the number of Conversion Shares requested to be included for sale in such registration statement. Upon receipt of such notice from the Payee, the Payor shall use its best efforts to cause all of the Common Stock specified in such notice to be registered under the Securities Act of 1933, as amended (the "Securities Act"). The registration expenses in connection with such registration statement shall be paid by the Payor (exclusive of underwriter's spread and commissions with respect to stock sold by the Payee or fees and disbursements of the Payee's counsel). If the registration statement to be filed by the Payor pertains to an underwritten public offering of shares of common stock to be sold solely for the account of the Payor and, if in the judgment of the prospective managing or lead underwriter for the Payor as set forth in a letter to the Payor, the registration of the Conversion Shares would materially adversely affect the proposed public offering by the Payor, the Payor shall not be obligated to register such number of Conversion Shares in such registration statement for inclusion in such public offering as such underwriter shall have identified as having, in its judgment, such material adverse effect.

4.2 Demand Registration Right. If at any time after six months from the date hereof while there shall be outstanding any principal or interest under this Debenture or while the Payee shall hold Conversion Shares, the Payee shall give notice to the Payor to the effect that the Payee desires to register under the Securities Act any Conversion Shares, under such circumstances that a public distribution (within the meaning of the Securities
Act)of any such Conversion Shares will be involved, then the Payor will as promptly as practicable after receipt of such notice, but not later than ninety (90) days after receipt of such notice, at the Payee's option, file a registration statement pursuant to the Securities Act (the "Demand Registration") to the end that the Conversion Shares may be publicly sold under the Securities Act as promptly as practicable thereafter and the Payor will use its best efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided, that the Payee shall furnish the Payor with appropriate information in connection therewith as the Payor may reasonably request; and provided that the Payor shall not be required to file such a registration statement pursuant to this Section on more than one occasion; and provided, further, that the registration rights of the Payee under this Section shall be subject to the "piggyback" registration rights of other holders of securities of the Payor to include such securities in any registration statement filed pursuant to this Section; however, all costs and expenses of the Demand Registration shall then be shared proportionately with any other parties desiring to piggyback onto the Payee's Demand Registration. The exercise by the Payee of its demand registration right under this Section shall be deemed to be an irrevocable election to convert this Debenture to the extent of the Conversion Shares which the Payee has elected to have registered (but no more) no later than the effective date of the registration statement required hereunder. The Payee shall bear the entire cost and expense of any registration of Conversion Shares initiated by it under this Section, provided, however, that if the Payor registers any securities within six months of the effective date of the Demand Registration, then the Payor shall reimburse the Payee its actual costs incurred in registering its securities pursuant to the Section. The Payor shall only be required to grant a Demand Registration as contemplated by this Section on one occasion. The Payor shall not be required to grant a Demand Registration as contemplated by this Section in the event that (i) the Payee shall be able to sell Conversion Shares pursuant to Rule 144 under the Securities Act, but only to the extent that Rule 144 is available for the sale of Conversion Shares during the three month period immediately following demand, (ii) such demand shall relate to less than the conversion of $1 million of principal amount under this Debenture unless the entire unpaid principal amount of this Debenture shall be less than $1 million and (iii) if "piggy back" rights pursuant to Section 4.1 hereof had been extended to the Payee within six months prior to its making such demand.

4.3 Undertaking to File Documents. The Payee shall execute, deliver and/or file with or supply to the Payor, the Securities and Exchange Commission and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained herein and/or to effect the registration or qualification of the Conversion Shares under the Securities Act and/or any of the laws and regulations of any state or governmental instrumentality.

4.4 Commitment to Keep Effective. The Payor will be obligated to keep any registration statement filed by it hereunder and any registration or qualification pursuant to Section 4.5 below effective under the Securities Act for a period of six months after the actual effective date of such registration statement and to prepare and file such supplements and amendments which may be necessary to maintain an effective registration statement for such period. The Payor will furnish to the Payee such number of prospectuses and other appropriate documents as the Payee may from time to time reasonably request.

4.5 Blue Sky Registration. The Payor will use its best efforts to register or qualify the shares of Common Stock covered by any registration statement under the Securities Act which includes Conversion Shares to be sold on behalf of the Payee pursuant hereto under such securities or blue sky laws in such jurisdictions within the United States as the Payee may reasonably request; provided, however, that the Payor reserves the right, in its sole discretion, not to register or qualify such shares of Common Stock in any jurisdiction in which such shares of Common Stock do not satisfy the requirements of such jurisdiction or in which the Payor would be required to qualify as a foreign corporation to do business in such jurisdiction and is not so qualified therein or is required to file any general consent to service of process.

4.6 Deregistration. In the event the Payee has not sold all of the Conversion Shares included in the registration statement or prior to the expiration of the six-month period specified above, the Payee hereby agrees that the Payor may deregister by post-effective amendment any Conversion Shares of the Payee covered by the registration statement but not sold on or prior to such date.
 The Payor agrees that it will notify the Payee of the filing and effective date of each such post-effective amendment.

4.7 Right to Delay. The Payor shall have the right at any time after it shall have received written notice pursuant to
Section 4.1 to elect not to file or to delay any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. In addition, the Payor may delay the filing of any registration statement requested pursuant to Section 4.2 hereof by not more than 120 days if the Payor, prior to the time it would otherwise have been required to file such registration statement, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Payor if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.

4.8  Selection of Underwriters.  If a registration pursuant to
Section 4.1 hereof involves an underwritten offering, the Payor shall have the right to select the investment banker or investment bankers and manager or managers that will serve as underwriter with respect to the underwritten offering. The Payee may not participate in any underwritten offering under this Debenture unless the Payee completes and executes all question-naires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten offering, in each case, in the form and upon terms reasonably acceptable to the Payor and the underwriters. The requested registration pursuant to Section 4.2 hereof shall not involve an underwritten offering unless the Payor shall first give its written approval of each underwriter that participates in the offering, such approval not to be unreasonably withheld.

4.9 Principal Shareholders. The Payor will not file a registration statement on behalf of any person who beneficially owns more than 10% if the Payor's issued and outstanding common stock (other than Pioneer Venture Associates Limited Partnership), as a selling shareholder, without the prior written approval of the Payee, which approval shall not be unreasonably withheld.

5. Acceleration. In the event that (i) the Payor shall default in the due and punctual payment of any installment of interest on this Debenture when and as the same shall become due and payable and such default shall continue for fifteen days after written notice from the Payee to the Payor or (ii) the Payor shall be in default under the Security Agreement, after the passage of any applicable grace period; or (iii) the Payor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or (iv) in the event of the appointment of a custodian (as defined in the Bankruptcy Code) for all or substantially all of the property of the Payor; or (v) in the event the Payor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Payor or in the event of the commencement against the Payor of any such proceeding which remains undismissed for a period of 90 days; or (vi) if the Payor is adjudicated insolvent or bankrupt; or (vii) if any order of relief or other order approving any such case or proceeding is entered; or (viii) if the Payor shall allow any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or (ix) if the Payor shall make a general assignment for the benefit of creditors; or (x) if the Payor shall cease doing business as a going concern; or (xi) if the Payor shall take action for the purpose of effecting any of the foregoing; (the foregoing being hereinafter collectively referred to as "Events of Default") then, in any such Event of Default and at any time thereafter while such Event of Default is continuing, the Payee may, in addition to any other rights and remedies, the Payee may have hereunder or otherwise, including, without limitation, the right to an increased rate of interest and to late payment fees as set forth on the first page of this Debenture, declare this Debenture to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

6.  Waivers; Modifications.

6.1 In General. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver nor as an acquiescence in any default. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or any exercise of any other right or remedy.

6.2 Presentment, Etc.; Jury Trial Waived. The Payor hereby waives presentment, demand, notice of dishonor, protest and notice of protest. The Payor hereby waives all rights to a trial by jury in any litigation arising out of or in connection with this Debenture.

6.3 Modifications. This Debenture may not be modified or discharged orally, but only in writing duly executed by the Payee and the Payor.

7. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture made by the Payor shall bind its successors and assigns, whether so expressed or not, and inure to the benefit of the Payee and its successors and assigns.

8.  Miscellaneous.

8.1 Headings. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

8.2 Governing Law. This Debenture and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

8.3 Collection Costs. The Payor shall pay all costs and expenses incurred by the Payee to enforce its rights under this Debenture, including reasonable counsel fees and other reasonable out-of-pocket expenses, provided, however, that the foregoing shall not relate to the issuance of routine notices sent no more frequently than once in any twelve-month period.

8.4 Notices. All notices, requests, demands and other communications required or permitted under this Debenture shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by first class registered or certified mail return receipt requested, or by first class mail if received, addressed to the parties at their respective addresses set forth or referred to on the first page and signa-ture page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad Hynes & Lerach LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of the Payee, and Caro & Associates, P.C., Attention:
 Chase A. Caro, Esq., 60 East 42nd Street, Suite 2001, New York, New York 10165, in the case of Payor or to such other person or address as may be designated by like notice hereunder.


IN WITNESS WHEREOF, the Payor has caused this Debenture to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year written below.


Dated:  May 21, 1999

ADVANCED MEDICAL SCIENCES, INC.



By /s/ Irwin Schneidmill, President
                       (Title)

FORM OF CONVERSION NOTICE




TO:  Advanced Medical Sciences, Inc.


The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is at least $200,000) below designated, into shares of Common Stock of America's Shopping Mall, Inc. in accordance with the terms of this Debenture and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof.


Dated:



Name of Owner:

Signature:

Title:

Address:



Taxpayer Identification

  No.:

Amount to be Converted:

EXHIBIT 10.3

SECURITY AGREEMENT



AGREEMENT, dated as of May 21, 1999 between ADVANCED
MEDICAL SCIENCES, INC., a Nevada corporation, having an address at 382 Rte. 59, #310, Monsey, New York 10952 ("Debtor"), and DEERSKIN TRADING POST, INC., a Nevada corporation, having an address at 2500 Arrowhead Drive, Carson City, Nevada 89706 ("Secured Party").

W I T N E S S E T H:

WHEREAS, Debtor and Secured Party are parties to an Asset Purchase Agreement, dated April 21, 1999 (the "Asset
Purchase Agreement");

WHEREAS, concurrently herewith Debtor is issuing to Secured Party that certain Convertible Debenture in the original principal amount of $3,400,000, dated the date hereof (the
"Convertible Debenture"); and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, parties hereto agree as follows:

1. Definitions. The following terms as used in this Agreement shall have the meanings set forth below:

(a)"Collateral" shall mean:

i)the Customer List (as that term is defined in the Asset Purchase Agreement);

ii)The Artwork (as that term is defined in the Asset Purchase Agreement);

iii)The Deerskin Software (as that term is defined in the Asset Purchase Agreement);

iv)The other Intellectual Property (as that term is defined in the Asset Purchase Agreement);

v)and all substitutions, replacements and accessions to the foregoing.

(b)"Obligations" shall mean all principal and interest and other obligations and indebtedness due or to become due under the Convertible
Debenture.

2. Creation of the Security Interest. Debtor hereby grants to Secured Party a security interest in all of the right, title and interest of Debtor in, to and under the Collateral to secure the full and prompt payment and performance of all of the Obligations.

3. Representations and Warranties. In order to induce the Secured Party to enter into this Agreement and the Asset Purchase
Agreement, Debtor hereby represents, warrants and agrees that:

3.1Outstanding Stock. Debtor has no securities outstanding other than 41,392,200 shares of Common Stock $.001 par value. The names of each holder of more than five percent of Debtor's Common Stock is set forth in Exhibit 3.1 attached hereto.

3.2Organization; Power; Qualification.

The Debtor is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) has the full power and authority to own and operate its properties and assets and to carry on the business now conducted by it, and (c) is qualified or authorized to do business and in good standing in all jurisdictions listed in Exhibit 3.2 attached hereto (except as set forth therein) which represent all jurisdictions in which the character of the property owned or the nature of the business conducted by it makes such qualification or authorization necessary.

3.3 Authorization of Agreement. Debtor has the full power and authority to execute, deliver and perform any action which may be necessary or advisable to carry out the terms of this Agreement and this Agreement has been duly executed and is the legal, valid and binding obligation of Debtor enforceable in accordance with its terms, subject only to: (a) the effect of bankruptcy, insolvency or other laws affecting creditors' rights generally and (b) the Secured Party's remedy of specific performance and insurance relief may not be available in all cases.

3.4 No Legal Bar. The execution, delivery and performance of this Agreement will not (a) violate any provision of any existing law, statute, rule, regulation or ordinance which violation may have a material adverse effect upon the business, financial condition or result of operations of the Debtor, (b) conflict with, result in a breach of or constitute a default under (i) the certificate of incorporation or by-laws of the Debtor or (ii) any order, judgment, award or decree of any court, governmental authority, bureau or agency to which the Debtor is a party, or
(iii) any mortgage, lease, contract or other agreement or undertaking to which the Debtor is a party or by which any of its properties or assets may be bound, and (c) result in the creation or imposition of any lien upon or with respect to any property or asset now or hereafter acquired by the Debtor other than the lien created by this Agreement.

3.5 Consent. No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or reg-istration, filing or declaration with any person is required to be obtained, reported or filed by the Debtor in connection with the execution, delivery, performance or validity of this Agreement.

3.6 Compliance With Law. The Debtor is not in violation of any applicable law, rule, regulation, statute, ordinance, or any order, judgment, award or decree of any court, governmental authority, bureau of agency, the violation of which might have a materially adverse effect on the business, assets, liabilities, financial condition, results of operation or business prospects of the Debtor.

3.7 Title to Properties and Assets.Debtor has good, marketable and legal title to, or a valid leasehold interest in, the properties and assets as reflected on the balance sheets delivered to the Secured Party pursuant to Section
3.10, except such properties or assets as have been disposed of by the Debtor subsequent to the date thereof in the ordinary course of business.

3.8 No Default. The Debtor is not in default in the payment or performance of any of its material obligations or in the performance of any mortgage, indenture, lease, contract or other material agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound and no default or event of default under any such mortgage, inden-ture, lease, contract or other material agreement or undertaking has occurred and is continuing. The Debtor is not in default under any order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree, if any, materially adversely affects the ability of the Debtor to carry on its business as presently conducted or to pay the Obligations.

3.9 No Litigation. No litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending, nor, to the knowledge of the Debtor, threatened, against the Debtor or any of its properties and revenues, which, if adversely, determined, would materially adversely affect its business, operations, financial condition or results of operations.

3.10 Financial Statements. The Borrower has furnished to the Secured Party copies of the financial statements which it has previously delivered to Pioneer Ventures Associates Limited Partnership in connection with the transactions closing concurrently with the closing of the Asset Purchase Agreement. Such financial statements fairly present the financial position and results of operations of the entities indicated therein on the dates and for the periods then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (subject, in the case of the unaudited financial statements, to normal year-end adjust-ments) and show all known direct liabilities and, as to the audited financial statements, all known contingent liabilities of a material nature of such entities in accordance with GAAP.

3.12  ERISA.

(a) The Debtor is in compliance in all material respects with the applicable provisions of the Employee Retire-ment Income Security Act of 1974, as amended ("ERISA") and all regulations issued thereunder; and

(b)  No "employee benefit plan", as defined in Section
3 or ERISA, maintained and administered by the Debtor as from time to time in effect (the "Plans"), nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction, as defined, which could subject the Debtor, any Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975. Neither any of the Plans nor any such trusts have been terminated, nor has there been any "report-able event, n as defined in Section 4043 of ERISA, or "accumulated funding deficiency." The Debtor has not incurred any liability to the Pension Benefit Guaranty Corporation.

3.13  Collateral.

(a) The Debtor is the sole owner of each item of Col-lateral and has good and marketable title thereto, free and clear of any and all liens, except any impediment thereto created by Secured Party.

(b) No security agreement, financing statement, mort-gage, deed of trust, or lien instrument covering all or any part of the Collateral is on file or of record in any public office.

(c) This Agreement (together with the filing of financing statements in the appropriate offices) constitutes a valid and continuing first lien on and first perfected security interest in the Collateral in favor of the Secured Party, prior to all other liens, encumbrances, security interests and rights of others, and is enforceable as such against creditors of and purchasers from the Debtor. All action necessary or desirable to protect and perfect such security interest in each item of Collateral has been duly taken.

(d) The first page of this Agreement sets forth the location of the Debtor's principal place of business which is the place where its records concerning the Collateral are kept.

3.14 Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Secured Party were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or statement made to the Secured Party in connection with the negotiation, preparation or execution of this Agreement contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to the Debtor which has had or may in the future have (so far as the Debtor can reasonably foresee) a materially adverse effect upon the Debtor's business, assets, liabilities, condition, financial or otherwise, or results of operation that has not been set forth in the financial statements furnished to the Secured Party or other reports or other papers or data otherwise disclosed in writing to the Secured Party.

4.  Covenants.

The Debtor covenants and agrees that until all the Obligations have been satisfied and paid in full, the Debtor will comply with the following covenants:

4.1 Preservation of Existence. The Debtor will do or cause to be done all things necessary to preserve and maintain in full force and effect its corporate existence and all contracts, rights, licenses, permits, franchises and trade names which in its judgment are necessary or useful to the proper conduct of its business and shall qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

4.2 Nature of Business. The Debtor will continue to be primarily engaged in the business of a mail order and e-commerce retailer.

4.3 Compliance with Laws. The Debtor will comply with all laws, ordinances, governmental rules and regulations to which it or its property or assets are, or might become subject (unless the same shall be contested by the Debtor in good faith and by appropriate proceedings and such contest shall operate to stay any such non-compliance), the non-compliance with which might materially interfere with the payment of the Obligations or with the proper conduct of its business.

4.4 Maintenance of Properties. The Debtor will maintain or cause to be maintained in working order and condi-tion, ordinary wear and tear excepted, all of its assets and properties which are material to the conduct of its business, and from time to time, make or cause to be made all necessary repairs, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted in a manner consistent with the present opera-tion thereof.

4.5 Accounting Methods. The Debtor will maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP, make pro-vision in its accounts in accordance with GAAP for reserves for depreciation, obsolescence and amortization and all other proper reserves and accruals which in accordance with GAAP should be established.

4.6 Payment of Taxes and Claims. The Debtor will pay and discharge promptly (a) all taxes, assessments and govern-mental charges or levies imposed upon it or upon its income or profits or upon any of its property or assets before the same shall become delinquent, (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar persons for labor, materials, supplies and rentals which, if unpaid, might by law become a lien or charge upon its property and (c) all of its indebtedness and other obligations of whatever nature when due (subject, where applicable, to grace periods, normal credit terms and to other forbearance in the ordinary course of business); provided, however, that none of the forego-ing need be paid while being contested in good faith and by appropriate proceedings, so long as adequate book reserves have been established in accordance with GAAP with respect thereto and the Debtor's title to, and right to use, their properties are not materially adversely affected thereby.

4.7 Information Covenants. The Debtor will furnish the following information to the Secured Party:

(a) Quarterly Financial Statements. As soon as practicable and, in any case, within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Debtor, an unaudited consolidated balance sheet of the Debtor as at the end of such quarterly period and the related unaudited statements of income, expenses and retained earnings for such period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, which shall be certified by the chief financial officer of the Debtor in his opinion, as presenting fairly in accordance with GAAP consistently applied throughout the period involved, the consolidated financial condition of the Debtor as at the end of such period and the results of operations and changes in cash flow for such period and for the elapsed portion of the fiscal year ended with the last day of such period, subject only to normal year-end adjustments.

(b)  Annual Financial Statements. As soon as
practicable, and, in any case, within 90 days after the end of each fiscal year of the Debtor, a consolidated balance sheet of the Debtor as at the end of such fiscal year and the related statement of income, expenses and retained earnings and changes in financial position for such fiscal year, setting forth in com-parative form the figures as at the end of and for the previous fiscal year, certified by independent certified public accoun-tants reasonably satisfactory to the Secured Party, whose certificate shall not contain any qualification and shall state that such consolidated financial statements have been prepared in accordance with GAAP consistently applied and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such test of the accounting records and such other auditing procedures as were considered necessary in the circumstances and who shall have authorized the Debtor to deliver such financial statements and certifications thereof to the Secured Party pursuant to this Agreement.

(c) Certificate. At the time the financial statements are furnished pursuant to subsections (a) and (b) above, the Debtor shall also furnish a certificate of the chief executive officer and chief financial officer of the Debtor stating that no event has occurred which constitutes a default under the Convertible Debenture or if such an event has occurred, disclosing each such event or failure and its nature, when it occurred, whether it is continuing and the steps being taken by the Debtor with respect to such event or failure.

(d) Notice of Litigation and Other Matters. Prompt notice of:

(i)  The commencement of any proceeding or
investigation by or before any governmental body and any action or proceeding in any court or before any arbitrator against or in any other way relating adversely to the Debtor or any of its property, assets or business, which, if adversely determined, would singly or when aggregated with all other proceedings, investigations or actions, materially and adversely affect the business, results of operations or financial condition of the Debtor;

(ii) Any notice received from any administrative official or agency relating to any order, ruling, statute or other law or information which would materially and adversely affect the operations of the Debtor;

(iii)  Any amendment of the certificate of
incorporation or by-laws of the Debtor; and

(iv)  Any default hereunder or under the
Convertible Debentures or any default under any other material agreement to which the Debtor is a party or by which any of its property may be bound.

(e)  ERISA.

(1) As soon as possible, and in any event within 30 days after any executive officer the Debtor knows or has reason to know that any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan has occurred, a statement of the chief financial officer setting forth details as to such reportable event and the action that the Debtor proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation.

(2) Promptly after receipt thereof, a copy of any notice the Debtor may receive from the Pension Benefit Guaranty
Corporation relating to the intention of said Corporation to terminate any Plan or to appoint a trustee to administer any Plan.

4.8  Accuracy and Completeness of Information.The
Debtor covenants that all written information, reports, state-ments, and other papers and data furnished to the Secured Party pursuant to any provision or term of this Agreement shall be, at the time the same is so furnished, true, complete and correct in all material respects.

4.9 Liens. The Debtor will not create, assume or incur or cause to be created, assumed or incurred, or permit to exist, any liens on the Collateral, and will defend the right, title and interest of the Secured Party in and to the Debtor's rights to the Collateral.

4.10 Sale of Assets: Merger. The Debtor shall not (a) sell, transfer, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or
(b) consolidate with or merge into any other corporation or permit any corporation to merge into it, unless (i) the Debtor is the surviving entity of such merger or consolidation, (ii) the Secured Party receives pro forma financial statements from an independent certified public accountant satisfactory to the Secured Party to reflect such merger or consolidation, and such pro forma statements set forth a net worth of the Debtor which equals or exceeds the net worth of the Debtor prior to such event, (iii) no Event of Default (as that term is hereinafter defined) shall occur as a result of and after giving effect to such event and (iv) the security interest of the Secured Party in the Collateral (and the priority position of the Secured Party with respect thereto) shall not be affected, diminished or impaired in any way.

4.11  Collateral.

(a) The Debtor will not sell, transfer, lease or otherwise dispose of any or all of the Collateral, or attempt or offer to contract to do so, without the express prior written consent of the Secured Party.

(b) The Debtor will not change its name, identify or corporate structure in any manner which might make any financing or continuation statement filed hereunder misleading, nor will the Debtor change its principal place of business, record-keeping location or remove any of its books and records to any location other than as set forth on the first page hereof unless, in each case, the Debtor shall have given the Secured Party at least 30 days' prior written notice thereof or shall have delivered to the Secured Party acknowledgment copies of financing statements recording such change duly executed and duly filed in each jurisdiction in which financing statements on Form UCC-l are required to be filed in order to perfect the security interest granted by this Agreement in the Collateral and shall have taken all action necessary or reasonably requested by the Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading.

(c) The Debtor will, (i) continue to use each trademark which constitutes a part of the Intellectual Property (as that term is defined in the Asset Purchase Agreement) (the "Trademarks") on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain each Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each Trademark, (iii) employ each Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any Trademark, and (v) not (and shall use its reasonable best efforts to prohibit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may be invalidated.

(d) The Debtor shall notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Trademark may become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Debtor's ownership of any Trademark, its right to register the same, or to keep and main-tain the same.

(e) The Debtor will take all necessary steps to maintain each registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(f)  In the event that any of the Trademarks
included in the Collateral is materially infringed, misappropriated or diluted by a third party, the Debtor shall promptly notify the Secured Party after it learns thereof and shall promptly sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate, and to recover any and all damages of such infringement, misappropriation or dilution, or to take such other actions as the Debtor shall reasonably deem appropriate under the circum-stances to protect such Trademark.

4.12 Issuance of Stock. The Debtor shall not issue to any person any shares of its capital stock (whether common or preferred) nor any options, subscriptions, warrants, rights, con-tracts, commitments, understandings or agreements to purchase or otherwise acquire any such shares (including any right of conver-sion or exchange) without the prior written consent of a committee composed of three members, one designated by the Debtor, one designated by the Secured Party and one designated by Pioneer Venture Associates Limited Partnership, provided however that the Debtor may issue shares (i) pursuant to stock options granted to employees pursuant to a stock option plan so long as the aggregate amount authorized to be issued pursuant to such stock option plan does not exceed 20% of the number of common shares outstanding on the date hereof. It is understood and agreed that the initial members of the committee referred to in this Section shall be Irwin Schneidmill, on behalf of the Debtor, Martin Fox, on behalf of the Secured Party and John Ferraro, on behalf of Pioneer Venture Associates Limited Partnership.

4.13 Further Documentation. At any time and from time to time upon the Secured Party's written request and at the Debtor's sole expense, the Debtor will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Secured Party may reasonably request in order to obtain the full benefits of this Agreement including the filing of any financing or continuation statements and amendments thereto under the Uniform Commercial Code in effect in any jurisdiction and any and all other recording documents with respect to the security interest granted to the Secured Party pursuant to this Agreement.

4.14  Payment of Dividends: Purchase of Stock. The
Debtor shall not purchase, redeem, retire or make any other distribution by reduction of capital or otherwise in respect of any of its shares of capital stock.

4.15Limitation on Compensation. The Debtor shall not pay aggregate compensation, including without limitation salaries and bonuses, to Irwin Schneidmill in excess of $250,000 in any fiscal year, provided however, that the Debtor may grant Irwin Schneidmill a bonus not to exceed 7.5% of the Debtor's net income for that fiscal year as shown in its annual report filed with the Securities and Exchange Commission.

4.16 Transaction with Affiliates. The Debtor shall not enter into any transaction with any affiliate on terms which are less favorable than if such transaction were an arms-length transaction between unaffiliated parties.

5. Debtor's Obligations to Pay. Debtor shall pay and perform all of the Obligations of Debtor to Secured Party as the same may become due according to their terms. Debtor shall be liable for, and shall reimburse to Secured Party, all expenses, including reasonable attorneys' fees, incurred or paid in connection with maintaining, protecting or enforcing any of Secured Party's rights and remedies hereunder. Any amounts collected hereunder by Secured Party which are in excess of those applied to pay in full the aforesaid liabilities and indebtedness at the time due shall be promptly paid to Debtor.

6. Default. The occurrence of any one or more of the following events, and the Debtor's failure to cure upon 10 days written notice (hereinafter referred to as "Events of Default") shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority:

(a)  If Debtor shall fail to pay, perform or
observe any material covenant, agreement, term or provision of the Convertible Debenture; or

(b) If any representation, warranty or other statement of fact herein or in any writing, certifi-cate, written report or written statement at any time furnished to Secured Party pursuant to or in connection with this Agreement or the Convertible Debenture shall be false or misleading in any material respect; or

(c)  If Debtor shall: admit in writing its
inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors;
commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property;
file a petition or answer seeking reorganization or arrangement or similar relief under the Federal
Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if Debtor shall be adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or conservator of Debtor or of the whole or any substan-tial part of the property of Debtor or approves a petition filed against Debtor seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Debtor or the whole or any substantial part of its property;
or if there is commenced against Debtor any proceeding for any of the foregoing relief and said proceeding is not dismissed within 90 days; or if Debtor by any act indicates its consent to, approval of, or acquiescence in any such proceeding; or

(d) If all or any part of the Collateral shall be made subject to any lien or security interest, without the prior written consent of Secured Party.

Upon the occurrence of such an Event of Default, Secured
Party shall, without further notice or judicial process immediately become entitled to exercise all of the Secured
Party's rights hereunder.

7. Rights and Remedies. Upon the occurrence of an Event of Default, the Obligations shall immediately become due and payable in full without further notice or demand. Secured Party shall have all rights and remedies provided by the Uniform Commercial Code in effect in the State of New York on the date hereof. In addition to, or in conjunction with, or substitution for such rights and remedies, Secured Party may at any time and from and after the occurrence of an Event of Default hereunder:

(a) with or without notice to Debtor, foreclose the security interest created herein by any available judicial procedure, or take possession of the Collateral and the income generated therefrom, or any portion thereof, with or without judicial process, and enter any premises where the Collateral may be located for the purpose of taking possession of or removing the same, or disposing of the Collateral on such premises, and Debtor agrees not to resist or interfere therewith;

(b)  require Debtor to prepare, assemble or
collect the Collateral, at Debtor's own expense, and make the same available to Secured Party at such place as Secured Party may designate, whether at Debtor's premises or elsewhere;

(c) sell, lease or otherwise dispose of all or any part of the Collateral, in Debtor's name or in its own name, or in the name of such party as Secured Party may designate, either at public or private sale (at which Secured Party shall have the right to purchase), in lots or in bulk, for cash or for credit, with or without representations or warranties, and upon such other terms as Secured Party, in its sole discretion, may deem advisable; and ten days' written notice of such public sale date or dates after which private sale may occur, or such lesser period of time in the case of an emergency, shall constitute reasonable notice hereunder;

(d)  execute and deliver documents of title,
certificates of origin, or other evidence of payment, shipment or storage of any Collateral or proceeds on behalf of and in the name of Debtor;

(e)  remedy any default by Debtor hereunder,
without waiving such default, and any monies expended in so doing shall be chargeable with interest to Debtor and added to the Obligations secured hereby; and

(f) apply for an injunction to restrain a breach or threatened breach of this Agreement by Debtor.

If, after an Event of Default, Secured Party shall foreclose upon the security interest in the Collateral, Debtor shall pay to Secured Party, as compensation the reasonable attorneys' fees of Secured Party.

8. Power of Attorney. Debtor hereby appoints Secured Party the true and lawful attorney of Debtor with full power of substitution and with power for it and in its name, place and stead, to demand, collect receipt and give complete acquittances for any and all rents and other amounts which may be or become due under the Collateral, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Debtor or otherwise, which Secured Party may deem necessary or desirable in order to collect and enforce the payment of any and all rents and other amounts which may be or become due under the Collateral. Lessees of the leased equipment described in the Collateral are hereby expressly authorized and directed to pay all rents and other amounts herein assigned to Secured Party or such nominee as Secured Party may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Debtor in respect of all payments so made. The powers granted to Secured Party under this Section shall not be exercised unless and until the occurrence of an Event of Default under Section 6 above.

9. Cumulative Rights. All rights, remedies and powers granted to Secured Party herein, or in any instrument or document related hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

10. Termination. Upon payment in full of the obligations secured hereby, this Agreement shall be and become null and void.
 Upon such termination, Secured Party will promptly execute and provide to Debtor the appropriate UCC-3 Termination Statements and shall perform such acts and shall execute such documents as Debtor shall deem are necessary to effectuate such termination.

11. Notice. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses hereinabove set forth, or at such other addresses as the parties may designate in writing.

12. Modification and Waiver. No modification or waiver of any provision of this Agreement shall be effective unless such modification or waiver shall be in writing and signed by the parties hereto and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Debtor and Secured Party in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

13. Applicable Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York. The parties hereto consent to the jurisdiction of the State of New York and agree that the venue of any action or proceeding arising from this Agreement may be venued in the State of New York.

14. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

DEBTOR:

ADVANCED MEDICAL SCIENCES, INC.



By /s/ Irwin Schneidmill, President
                      (Title)

SECURED PARTY:

DEERSKIN TRADING POST, INC.



By /s/ Martin Fox, Chairman
                      (Title)

EXHIBIT 10.4


L E A S E

THIS INDENTURE OF LEASE (hereinafter called "Lease") dated
this 21st day of May, 1999 between DEERSKIN TRADING POST, INC., having offices at 10 Henry Street, Teterboro, New Jersey 07068 (hereinafter called "Landlord"), and AMERICA'S SHOPPING MALL, INC., (formerly Advanced Medical Sciences, Inc.) 382 Rte. 59 #310, Monsey, New York 10952 (hereinafter referred to as "Tenant").

W I T N E S S E T H:

ARTICLE 1

DEMISED PREMISES - TITLE - TERM OF LEASE

Section 1.01 - Demised Premises. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, Landlord does hereby lease and demise to the Tenant and the Tenant does hereby hire, lease and take from Landlord, for the term subject to and upon the covenants and conditions hereinafter set forth, the entire building and parking lot ("Demised Premises" or "Premises") located at 2500 Arrowhead Drive, Carson City, Nevada 89701 (hereinafter referred to as "Building").


Section 1.2 - Title. At the commencement of the term of the Lease ("Term"), Landlord shall own the fee title to the Demised Premises, subject to restrictions and encumbrances of record, if any, zoning regulations affecting such Premises and any state of facts shown on an accurate survey or as a visual inspection of the Premises would disclose.

Section 1.3 - Term of Lease. To have and to hold unto the Tenant, its successors and permitted assigns, for the term which shall commence currently with the Closing, as that term is defined in the Asset Purchase Agreement between Landlord and Tenant, dated April 21, 1999 (the "Asset Purchase Agreement"), ("Commencement Date") and terminate on April 30, 2000. The aforesaid period shall be referred to as the "Term" or "Lease Term".)

ARTICLE 2

USE OF PREMISES

The Tenant shall use and occupy the Premises only for a mail order retail business consistent with Landlord's prior use of the Premises. Tenant shall not permit gambling to be conducted at the Premises. Tenant shall not store or sell gasoline or fuel at the Premises. The Premises shall not be used as a drug treatment/rehabilitation center, methadone clinic, or alcohol treatment/rehabilitation center. The Premises will not be used for residential purposes. The Tenant will not permit the Premises to be used for any obscene or pornographic purposes and will not permit any obscene or pornographic material to be brought on the Premises. Any of the aforementioned uses shall be deemed to be a breach of a substantial obligation of the Lease. The Tenant shall not use or occupy or permit the leased property to be used or occupied, nor do or permit anything to be done in or on the leased property, in a manner which will in any way violate any Certificate of Occupancy affecting the leased property, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, or which would adversely affect the then value thereof, and shall not use or occupy or permit the leased property to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Other than as set forth above, nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Premises or any particular use is lawful under the Certificate of Occupancy.

ARTICLE 3

RENT AND OTHER CHARGES

Section 3.1 - Rent.


A.During the Term the Annual Basic Rent to be paid by Tenant to Landlord shall be $336,000.

B.Said rent, additional rent and all other payments due under this Lease shall be paid to the Landlord at the address hereinabove first specified, or as the Landlord may otherwise direct in writing. Rent shall be payable in monthly installments due and payable on the first day of each and every month in advance. Failure to pay rent by the fifth day of the month shall be deemed to be a breach of a substantial obligation of the Lease. Additionally, if Tenant fails to pay the annual basic rent or additional rent on or before the 7th day of the month, (in addition to all other remedies Landlord may have hereunder) Tenant shall pay one hundred fifty ($150.00) dollars as a late fee. Said fee shall be deemed to be additional rent. Interest shall accrue on any unpaid rent or additional rent at twenty-four (24%) percent per annum or at the highest legal rate allowable pursuant to law, whichever amount shall be less.

C.If Tenant shall submit any check to Landlord for payment of any obligation hereunder and said check is returned unpaid ("bounced" check), Tenant shall pay one hundred fifty ($150.00) dollars to Landlord for the bookkeeping charge incurred. In the event Tenant submits more than one "bounced" check during the Term, Tenant shall be obligated to make all payments to Landlord by certified check or bank check. In such event, if Tenant fails to submit a certified check or bank check to Landlord, said failure shall be deemed to be a substantial breach of the terms of this Lease. The one hundred fifty ($150) dollar bookkeeping charge is in addition to any other remedies Landlord may have pursuant to the terms of this Lease.

Section 3.2 - Additional Rent. All payments Tenant is required to make pursuant to this Lease, other than annual basic rent payments (including but not limited to refurnishing of security or payment of additional security), shall constitute additional rent and, if Tenant defaults in any such payment so as to create an Event of Default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of rent.


Section 3.3 - Persistent Late Payment of Rent. If Tenant shall default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, during any two (2) months, whether or not consecutive, during the Term and (i) such default continues for more than ten business
(10) days after written notice of such default by Landlord to Tenant, and (ii) Landlord, after the expiration of such ten business (10) day period, commences a proceeding or action to dispossess Tenant in each such instance, then, notwithstanding that such defaults may have been cured prior to the entry of a judgment against Tenant, any further default in the payment of any money due Landlord hereunder which shall continue for more than ten business (10) days after Landlord shall give a written notice of such default shall be deemed to be deliberate and Landlord may thereafter serve a written three (3) day notice of cancellation of this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three
(3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

Section 3.4 - Last Month's Rent. Concurrently with the execution hereof, Tenant is paying to Landlord the last month's portion of the Annual basic rent in the amount of twenty-eight thousand dollars ($28,000).

ARTICLE 4

REAL ESTATE TAXES,
INSURANCE, AND BUILDING MAINTENANCE

Section 4.1 - Net Lease. It is hereby mutually agreed and it is the intention of the parties hereto that this lease shall be deemed a "net lease" with respect to the Premises. Tenant shall make all repairs structural and non-structural to the premises. Other than as specifically set forth herein, Landlord shall not be expected or required to make any payments of any kind or be under any liability or have any obligation with respect to the Premises. Tenant agrees to pay, or cause to be paid all costs necessary to maintain the Premises including, but not limited to, real estate taxes, taxes assessed against the Premises (including building, land and vault if any), taxes assessed against the rent, or taxes assessed against use of the Premises, insurance costs, and maintenance costs.

Section 4.2 - Real Estate Taxes. Presentment of a xeroxed copy of the real estate tax bill by the Landlord shall be deemed conclusive as to the amount of additional rent for Real Estate Taxes to be paid by the Tenant. The additional rent for Real Estate Taxes shall be due ten (10) days after Tenant is presented with a copy of the tax bill. Tenant shall pay as additional rent the entire amount of taxes as assessed against use of the Premises, insurance costs and maintenance costs.

Section 4.3 - Late Payment. In the event Tenant's late payment of the additional rent for real estate taxes causes a penalty and/or interest to be incurred, said penalty and/or interest, shall be deemed to be additional rent and shall be paid by Tenant to the Landlord.

Section 4.4 - Certiorari Proceedings. Either party may commence a proceeding to challenge the tax assessment (hereinafter "Certiorari Proceeding"). In the event landlord maintains a Certiorari Proceeding during the Term, the cost of said proceeding shall be borne by the Tenant. Said cost shall be deemed additional rent. In the event Tenant commences a Certiorari Proceeding in any year of the term Landlord shall cooperate with the Tenant in the filing of such proceeding. The cost and expense of the Certiorari Proceeding shall be borne exclusively by the Tenant.

ARTICLE 5

UTILITY EXPENSE

Section 5.1 - Utility Expense. A. The Tenant agrees to pay, or cause to be paid, all charges for gas, sewage, electricity, water, light, air-conditioning, heat, power, or service used, rendered or supplied upon or in connection with the Premises throughout the term of this Lease and any renewal thereof, and to indemnify the Landlord and save it harmless against any liability or damages on such account. The Tenant shall also, at its sole cost and expense, procure any and all necessary permits, licenses and other authorizations required for the lawful and proper installation and maintenance upon the Premises of Tenant's own wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the Premises. Water for the standby sprinkler and sewer charges, if any, shall be an obligation of the Tenant. Tenant shall at its own cost and expense install any and all utility meters which may be required by law or which are necessary to provide utility service to the Premises.

Section 5.2 - Telephone Services. Tenant shall procure and pay for its own telephone and communication services.

ARTICLE 6

SECURITY

Section 6.1 - Security. Tenant will deposit the sum of Twenty-Eight Thousand dollars ($28,000.00) with the Landlord, payable upon execution hereof. Landlord may use, apply or retain the whole or any part of the security to the extent required to cure any default of Tenant's and reimburse Landlord for any damages or expenses (including, without limitation, counsel fees) incurred by reason of such default, including, but not limited to, any damages, deficiency or expenses in reletting of the Premises, whether accrued before or after summary proceedings or other re-entry by Landlord. If Tenant complies with all its obligations hereunder, the security shall be returned to it thirty (30) days after the end of the Term and delivery of possession of the Premises to Landlord. In the event the Landlord shall sell or assign the Premises, then upon transfer, Landlord agrees to transfer this security to such transferee and Landlord shall thereupon be released from all liability with respect to such security. Tenant shall not assign or encumber the security and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. Provided Tenant has furnished Landlord with its Federal tax identification number in the space provided below, Landlord agrees to deposit the security in an FDIC insured account. The interest or dividends that accrue on such security shall be deemed part of the security and credited to Tenant if it is not in default of the terms of this Lease, less an amount equal to 1% of the security deposit hereunder which amount shall be retained by the Landlord as an annual administration fee.

Section 6.2 - Tax ID Number. Tenant's Federal tax identification number is _____________.

ARTICLE 7

REPAIRS

Section 7.1 - Structural Repairs. Tenant shall be required to make or cause to be made all interior and exterior repairs whether structural or non-structural to the Premises. Any repair or alteration requiring expenditure of ten thousand ($10,000.00) dollars or more shall require the consent of the Landlord, which consent shall not be unreasonably withheld. In the event of a break-in, Tenant shall repair (and/or replace) the damage caused to the Premises. Tenant is responsible for all damages to Premises incurred as a result of a break-in.

Section 7.2 - Violations. Tenant shall do whatever is necessary to remove any violations issued by any Federal, State or local governmental or quasi-governmental agencies or units, within a reasonable period of time. The aforesaid shall only apply to violations issued or which accrue prior to the date Tenant vacates or the Term expires, whichever date shall be later. Tenant's obligation to make said repairs and correct violations shall survive the termination of this Lease so long as the obligations accrued prior to the date of termination.

Section 7.3 - HVAC and Roof. At the date of termination of this Lease, the electrical, plumbing heating ventilation and air conditioning system (HVAC), shall be in good and working order and the Premises shall be in good repair. The roof shall be free of leaks and the parking lot shall be paved and lined at the termination of the Lease. These obligations shall survive termination of the Lease.

ARTICLE 8

AFFIRMATIVE OBLIGATIONS AND COVENANTS OF TENANT

Section 8.1 - Affirmative Obligations. Tenant covenants and agrees, at its own cost and expense, at all times during the Term, except as stated in Article 8 hereof to:

A.Repairs. Keep, maintain in good order, condition and repair the Premises and each and every part thereof including, without limitation, air conditioning systems, interior plumbing units and systems; sprinkler systems; electrical systems; equipment; alarm systems; parking lot; sidewalks, facilities and fixtures which are at the Premises and the aforesaid obligation of Tenant shall also include the replacement of any of the aforesaid items and the replacement of any glass which may be damaged or broken. The aforesaid items shall be in good and working order at the expiration of the Lease. This obligation shall survive the termination of the Lease.

B.Keep Premises Clean and Attractive. Keep and maintain the Premises in a neat and clean condition, including maintenance of any steps and sidewalk adjacent to the Premises.

C.Comply with Laws. Promptly comply with all laws, ordinances, rules and regulations of governmental authorities
(including, but not limited to, zoning ordinances and building codes) affecting the Premises.

D.Garbage. Handle and dispose of all rubbish, garbage and waste from Tenant's operation in accordance with, all laws and ordinances, and reasonable regulations established by Landlord. Tenant shall not permit the accumulation (unless in concealed enclosed containers), or burning of any rubbish or garbage in, on or about any part of the Premises. Tenant shall sort its garbage in accordance with all applicable laws and regulations. All waste shall be removed from the Premises at least five times a week and disposed of with a licensed carter.

ARTICLE 9

COVENANT AGAINST LIENS

Section 9.1 - No Liens. Tenant shall neither create nor permit to be created any lien or encumbrance affecting the Premises and shall discharge, promptly upon notice, any lien or encumbrance arising out of any act or omission of Tenant. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant, or for any materials furnished or to be furnished at the Premises for Tenant, and that no mechanic's or other lien for such work or materials shall attach to or affect the interest of Landlord in and to the Premises. Any contractors or subcontractors who shall do work at the building on behalf of Tenant shall be licensed and insured in an amount of not less than two million ($2,000,000.00) dollars. Moreover, such workers shall be properly bonded and licensed. At least thirty (30) days prior to commencement of any work at the Premises, Tenant shall submit proposed plans to the Landlord. Moreover, Tenant shall, upon submission of the plans, submit the name and address of the contractor, a copy of the contract, and an insurance certificate naming the Landlord as an additional insured. Failure to submit this documentation shall be deemed to be a breach of a substantial obligation of this Lease. Landlord will not unreasonably withhold its consent to any proposed work, so long as the aforesaid documentation is submitted in a timely manner.

ARTICLE 10

EASEMENT

Tenant shall permit Landlord or its assignees to show the Premises to any person that Landlord deems appropriate. Such showings, visits or repairs shall be done upon reasonable notice to Tenant, and so far as practicable, in such manner as to avoid unreasonably interfering with or adversely affecting Tenant's use of the Premises. It is hereby agreed that the aforesaid easement does not grant Landlord dominion and control over the Premises therefore such easement shall not relieve Tenant of indemnifying Landlord from any and all liability for any injury which may be sustained by any person on the Premises.




ARTICLE 11

ADDITIONAL NEGATIVE OBLIGATIONS AND COVENANTS OF TENANT

Section 11.1 - Additional Covenants. Tenant covenants and agrees that at all times during the Term it shall not at any time without first obtaining Landlord's prior written consent:

A.Alterations. Make any alterations, improvements, and/or additions to the Premises or any part thereof in excess of ten thousand ($10,000.00) dollars without the prior written consent of the Landlord, which consent will not be unreasonably withheld.

B.Not Change Exterior Architecture. Change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld.

C.Not Misuse Plumbing Facilities. Use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein.

D.No Liens. Subject any fixtures, furnishing or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreements, security interest or encumbrances.

E.Not Damage the Premises. Perform any act or carry on any practice which may damage, mar or deface the Premises.

F.Not Exceed Floor Loads. Place a load on any floor in the Premises, which is in excess of the floor load per square foot as established by standard engineering principles; or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of the weight.

G.Not Exceed Electrical Load. Install, operate or maintain in the Premises, any electrical equipment which does not bear underwriters' approval, and would overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation.

H.Not Permit Odors, etc. Suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere therefore with the safety, comfort or convenience of the area surrounding the Premises; upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within five (5) days) remove or control the same.

I.Not Interfere with Insurance; Compliance; Improper
Use. Use or occupy the Premises or do not permit anything to be done thereon in any manner which shall prevent Landlord from obtaining at standard rates any insurance required or desired, or which would invalidate or increase the cost of Landlord of any existing insurance, or which might cause structural injury to the building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi-public authorities now existing or hereafter created having jurisdiction of the Premises.

J.Utilization of the Premises in Conformity with the Certificate of Occupancy. Not utilize the Premises in violation of the use clause set forth in this Lease or use the Premises in a manner which is not in conformance with the Certificate of Occupancy.

K.Permits. Not do any work at the Premises without complying with all laws, regulations, ordinances, affecting such work and obtaining all necessary and proper permits. Tenant shall not submit any applications to any governmental agency which have not been signed by the Landlord. Tenant shall, if required, or if requested by Landlord use union labor for all alteration or repair work performed at the Premises.

ARTICLE 12

INSURANCE CASUALTY, CONDEMNATION

Section 12.1 - Required Insurance. a. Tenant shall, at its own cost and expense, maintain comprehensive public liability insurance (containing the so-called "occurrence clause") against claims for personal injury, death and property damage occurring in or about the Premises, such insurance shall afford minimum protection (including umbrella policies) of Eleven Million ($11,000,000) dollars with respect to the personal injury or death of any one person; Eleven Million ($11,000,000) dollars with respect to personal injury or death occurring or resulting from one occurrence.


b. Tenant shall at its own cost and expense maintain casualty insurance (including coverage for fire, natural disasters and water damage) in the amount of Three Million ($3,000,000) dollars. Landlord shall be named as additional named insured and primary loss payee on said policy. Tenant shall also maintain rental insurance in an amount so that the annual basic rent and additional rent are paid in the event the Premises are partially or wholly destroyed. Said rental insurance shall be payable not more than 30 days after the date of the casualty.

Section 12.2 - Required Provisions. All insurance maintained pursuant to Article 12 shall:

A.Be provided by policies which may not be canceled or modified with respect to the Premises without at least thirty
(30) days prior written notice by the insurer to Landlord;

B.Provide that no act or omission of Landlord or Tenant shall affect the coverage afforded thereunder;

C.Name Landlord as an additional insured party and, if obtainable, (even if at additional cost to the Tenant) provide that the insurer waives all right of subrogation against Landlord for losses insured thereunder.

D.Be provided by an insurer with at least an "A" rating.

Section 12.3 - Landlord's Non-Liability, Tenant's Own
Insurance.

A.Tenant hereby waives all right of recovery which it might have against Landlord, Landlord's agents and employees, for loss or damage to Tenant's furniture, inventory, furnishings, fixtures, equipment, chattels and articles of personal property located on the Premises, notwithstanding that such loss or damage may result from the passive negligence or fault of Landlord. Tenant shall obtain insurance policies covering its furnishings, inventory, fixtures, equipment and articles of personal property (collectively, "Personal Property") in the Premises, and Tenant shall cause Landlord to be named as an additional insured party under such policies (without entitling Landlord to receive any loss proceeds thereof) and obtain the insurer's waiver of all rights of subrogation against Landlord with respect to losses insured under such policies. All policies obtained by the Tenant (including any liability or casualty policies) shall provide that the insurer waives all rights of subrogation against the Landlord for losses insured thereunder.

B.Tenant shall advise Landlord promptly of the applicable provisions of such insurance policies and notify Landlord promptly of any cancellation or change therein. Tenant shall provide copies of original insurance policies to Landlord evidencing the insurance coverage required by this Article.

Section 12.4 - Exculpation of Landlord. As a consideration for the making of this Lease, the Landlord shall not be liable for any failure of water supply or electric current, nor for injury or damage which may be sustained to any person or property by the Tenant or any other person caused by or resulting from steam, electricity, gas, water, rain, ice, or snow which may leak or flow from or into any part of said Building or the Premises or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, the condition of said Premises or any part thereof, or from the street or subsurface, or from any other source or cause whatsoever, unless such damage or injury shall be caused by or be due to the gross negligence of the Landlord, the Landlord's agents, servants or employees. Tenant acknowledges that it will obtain appropriate insurance to cover any of the contingencies set forth above

Section 12.5 - Safety Compliance. Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction and any similar body. If Tenant installs any electrical equipment that overloads the lines of the Building, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of the Landlord and the Board of Fire Insurance Underwriters and any similar body and any governmental authority having jurisdiction thereof.

Section 12.6 - Fire or Other Casualty.

A.Rent and additional rent shall not be apportioned for any month hereunder, in which the Premises are substantially damaged. In the event the Premises shall be damaged or destroyed Tenant shall be obligated to rebuild the Premises. Landlord shall tender any proceeds received from Tenant's casualty insurance to contractors involved with the rebuilding of the Premises.

B.Notwithstanding anything to the contrary contained in the preceding Paragraph A of this Section or elsewhere in this Lease, Tenant, or Landlord at its option, may terminate this Lease on twenty-five (25) days notice to the other party, given within sixty (60) days after the Premises shall be damaged or destroyed, if the cost to repair the same shall amount to fifty (50%) percent or more of the cost of replacement thereof; the term "cost of replacement" shall be determined by the company or companies selected by Landlord insuring Landlord against the casualty in question. Landlord shall be entitled to retain all proceeds of any payment made under the casualty insurance policy obtained by Tenant pursuant to this Article.

Section 12.7 - Condemnation.

A.Total or Substantial Partial Condemnation. If the whole of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken.
 If a substantial part of the Premises shall be taken so as to substantially interfere with the operation of Tenant's business, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days' notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the rent shall, if and as necessary, be equitably adjusted.

B. Disposition of Proceeds. All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall preclude Tenant from asserting any claim against the municipality enforcing the condemnation.

ARTICLE 13

TENANT'S INDEMNIFICATION OF LANDLORD AGAINST LIABILITY

Tenant shall indemnify Landlord against all liability and expense (including reasonable architects' and attorneys' fees) incurred by Landlord (unless caused by the gross negligence of the Landlord) by reason of:

A.Any action commenced by Tenant (or by Landlord to cure an event of default as hereinafter defined) on or about the Premises;

B.Any use, non-use or maintenance of the Premises or adjacent area;

C.Any negligence of Tenant;

D.Any injury or damage to any person or property occurring on or about the Premises (including the commencement of an action as a result of such damage or injury) or adjacent area and it is admitted by Tenant that Landlord has no liability for any such injury since Tenant has control of the Premises; or

E.Any failure by Tenant to perform its obligations under the Lease.

ARTICLE 14

LANDLORD'S REMEDIES IN EVENT OF TENANT'S DEFAULT OR BANKRUPTCY

Section 14.1 - Events of Default. Tenant shall be in default of this Lease if any one or more of the following events
(referred to herein as "events of default") occurs:


A.Tenant shall default in payment of any installments of rent, additional rent or other sums required to be paid by Tenant under this Lease, which default shall continue for five (5) days after written notice thereof by Landlord to Tenant or in the observance or performance of any other covenant or provision of this Lease and such default continues for ten
(10) days after notice of such default from Landlord.

B.Tenant shall make an assignment for the benefit of creditors or shall assign or sublet;

C.A voluntary petition is filed by Tenant under any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within ninety (90) days.

Section 14.2 - Termination of Lease. Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may, in the event of Tenant's material breach of this Lease and its failure to cure as set forth above, terminate the Lease, by written notice to Tenant setting forth the basis therefor and effective not less than five
(5) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the Premises to Landlord and Tenant shall have no further rights hereunder, but Tenant, shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the Premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

Section 14.3 - Landlord's Damages.

A.If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages:

i.A sum which represents any excess of (i) the aggregate of the rent, impositions and additional rent for the balance of the Term if the Lease were not so terminated, over
(ii) the net rental value of the Premises at the effective date of such termination, both discounted at the rate of 1% per month; or, at Landlord's option,

ii.Sums equal to the rent, impositions and additional rent, when the same would have been payable if not for such termination, less any net rents received by Landlord from any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any excess of such net rents over such sums). Brokerage fees and reasonable legal fees incurred by the Landlord in re-letting the Premises and the costs of repairing or doing construction necessary to subdivide for any new tenant or tenants shall be deemed to be costs incurred in re-letting.

Section 14.4 - Discovery of Damages. Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provisions hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which Landlord is lawfully entitled. Landlord shall be entitled to payment of its reasonable legal fees in any action commenced against Tenant by reason of Tenant's breach of any term of this Lease.

Section 14.5 - Nonexclusivity. No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions of
Section 14.1 hereof, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

Section 14.6 - Landlord's Right to Perform Tenant's
Covenants. If Tenant shall fail to maintain the Premises or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, and Tenant has not proceeded to diligently cure such failure to pay or perform after written notice by Landlord to Tenant stating such nonperformance, then Landlord, after ten (10) day written notice to Tenant, may perform for the account of Tenant any covenant in the performance of which Tenant is in default.
Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease, including reasonable accounts of fees incurred in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the rate of twenty-four (24%) percent per annum or the highest rate allowed by law whichever amount shall be less. Interest shall accrue from the date any outstanding amount is due.

Section 14.7 - No Waiver. The failure of the Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

Section 14.8 - Right of Re-Entry. Tenant waives any and all right to a trial by jury in the event that summary proceedings shall be instituted by Landlord. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

ARTICLE 15

NO ASSIGNMENT AND SUBLETTING

Tenant shall not have the right to assign this Lease, or sublet all or any part of the Demised Premises at any time during the Term.

ARTICLE 16

SUBORDINATION OF LEASE TO MORTGAGES ON THE PREMISES

Section 16.1 - Subordination. The Lease shall be subject and subordinate to any mortgage on the Premises ("Mortgage") and any renewal, replacement, extension or consolidation thereof.

Section 16.2 - Attornment Agreement. This Article shall be self-operative but Tenant shall promptly, upon Landlord's request, execute and deliver proper instruments subordinating the Lease to the Mortgage, agreeing to attorn to the Mortgagee (at the Mortgagee's request) in the event the Mortgagee, by foreclosure or otherwise, terminates Landlord's interest in the Premises and agreeing further to notify the Mortgagee of any default by Landlord hereunder and afford the Mortgagee reasonable opportunity to remedy such default should it wish to do so.

ARTICLE 17

ACCESS TO PREMISES

The Landlord is hereby given the right during usual business hours to enter the Premises and to exhibit the same for the purposes of sale or hire of all or a part of the Premises provided at least twenty-four (24) hours written notice is given to Tenant. Landlord shall during the final six (6) months of the Term be entitled to display, on the Premises in such manner as not unreasonably to interfere with the Tenant's business, the usual "For Sale" or "To Let" signs or such other signage indicating Landlord's proposed development plans for the Premises, and the Tenant agrees that such signs may remain unmolested upon the Premises.

ARTICLE 18

NOTICES

All notices, demands and requests which may or are required to be given by either party to the other shall be in writing.
All notices, demands and requests by the Tenant to the Landlord shall be sent by United States Certified Mail (return receipt requested), postage prepaid, addressed to the Landlord at the address shown on the first page of this Lease or at such other place as the Landlord may from time to time designate in a written notice to the Tenant. A copy of any notice to Landlord shall be sent to Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, attn: Arnold N. Bressler. All notices, demands and requests by the Landlord to the Tenant shall be sent by United States Certified Mail, postage prepaid, Return Receipt Requested, addressed to the Tenant at the address shown on the first page of this Lease or at such other place as the Tenant may from time to time designate in a written notice to the Landlord. A copy of any notice to Tenant shall be sent to Caro & Associates, P.C. 60 East 42nd Street, Suite 2001, New York, New York 10165, attn: Chase A. Caro. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder two (2) days after such notice, demand or request shall be mailed. Tenant hereby appoints any person employed at the Premises as his agent authorized to accept service of any papers or service of process.


ARTICLE 19

ACCEPTANCE

Neither the Landlord nor its agents have made any representations with respect to the Building, the land upon which it is erected except as expressly set forth herein and no rights, easements, or licenses are acquired by the Tenant by this Lease.
 The taking of possession of the leased property by the Tenant shall be conclusive evidence that the Tenant will have accepted the same "as is" at the time of the commencement of the term hereof. In no event shall the Landlord be liable for any defect, latent or otherwise, in such property or for any limitation on its use.

ARTICLE 20

QUIET ENJOYMENT - CONVEYANCE BY LANDLORD

Section 20.1 - Quiet Enjoyment. Tenant, upon paying the rent and all additional rent and other charges herein provided for and performing all covenants and conditions of this Lease, on its part to be performed, shall quietly have and enjoy the Premises during the term, without hindrance or molestation by Landlord or any other person claiming through Landlord.

Section 20.2 - Conveyance by Landlord. If Landlord shall convey the Premises, all liabilities and obligations on the part of Landlord under this Lease accruing subsequent to such transfer shall terminate upon such conveyance and thereafter all such liabilities and obligations shall be the liabilities and obligations of such transferee and shall be binding upon such transferee of the Premises.

ARTICLE 21

ESTOPPEL CERTIFICATE

Within ten (10) days after the request therefrom by Landlord, or if on a sale, assignment of hypothecation by Landlord of its interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant and Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying if such be the case that this Lease is in full force and effect, the date of Tenant's most recent payment of rent, and that there are no defenses or offsets outstanding, or stating those claimed by Tenant. Tenant's failure to deliver said statement shall be conclusive upon Tenant that (l) this Lease is in full force and effect without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counter claim or deduction, and (3) that no more than one (l) month's rent has been paid in advance.

ARTICLE 22

NO ABATEMENT OF RENT

Section 22.1 - No Abatement of Rent. Except as otherwise specifically provided in this Lease, there shall be no abatement, diminution or deduction of rent charges or other compensation due to the Landlord by the Tenant or any person claiming under it, under any circumstances including but not limited to the complete or partial destruction of the Building or any inconveniences, discomfort, interruption of business or otherwise caused by a taking or destruction of the Premises except as otherwise specifically provided herein.

Section 22.2 - Declaratory Judgment. Tenant waives its rights to bring a declaratory judgment action with respect to any provision of this Lease, or with respect to any notice sent pursuant to the provisions of this Lease, and expressly agrees not to seek injunctive relief which would stay, extend or otherwise toll any of the time limitations or provisions of this Lease, or any notice sent pursuant thereto. Any breach of this paragraph shall constitute a breach of substantial obligations of the tenancy, and shall be grounds for the immediate termination of this Lease. It is further agreed that in the event injunctive relief is sought, such relief shall be denied, and the Landlord shall be entitled to recover the costs of opposing such an application or action, including its attorneys' fees actually incurred.

ARTICLE 23

SURRENDER

Section 23.1 - Required Conditions. On the last day or sooner termination of the Lease, Tenant shall quit and surrender the Premises broom clean, in good condition and repair, exclusive of all alterations, additions and improvements which may have been made in, on, or to the Premises (including, but not limited to, replacement of any walls which were removed and removal of any partitions or walls installed), movable furniture or unattached movable trade fixtures normal wear and tear excepted.
 If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this section shall survive the expiration or sooner termination of the term. In the event Tenant remains in possession of the Premises after the expiration of the term created hereunder, and without the execution of a new lease, Tenant, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to three (3) times the annual rent payable for the last month of the term or any renewal thereof.

Section 23.2 - Abandoned Property. Any property left at the Premises by the Tenant at the expiration of the Term or, when Tenant abandons the Premises, shall be deemed abandoned. Landlord may sell or dispose of said property in any manner it deems appropriate. Any costs of disposal incurred by Landlord shall be paid by Tenant. This obligation shall survive termination of the Lease.

ARTICLE 24

MISCELLANEOUS


Section 24.1 - Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 24.2 - No Broker. Landlord and Tenant each represents and warrants to the other that it has not employed any realtor, broker or agent in connection with this Lease and the renting of the Premises hereunder. Landlord and Tenant each agrees to indemnify the other and hold it harmless from all liabilities arising from any claim that it incurred a commission, brokerage or finder's fee including, without limitation, reasonable counsel fees in connection therewith.

Section 24-3 - No Examination of Deed. In any summary proceeding commenced by Landlord against Tenant, Tenant waives any rights it may have to examine the deed for the Premises.

Section 24.4 - No Jury Trial. Anything herein contained to the contrary notwithstanding, the Tenant agrees and does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Premises.

Section 24.5 - Counterclaim, Etc. Anything herein contained to the contrary notwithstanding, in any action or summary proceeding brought for the collection of any of the rent or additional rent provided for herein or for the nonpayment thereof to the Landlord, or for any proceeding or action wherein Tenant has violated the terms of this Lease, the Tenant hereby waives and agrees not to introduce any noncompulsory counterclaims which the Tenant now has or hereafter may have. The Tenant, however, shall have the right to litigate any such claim in a separate independent action, and such independent action shall at no time be joined or consolidated. Moreover, Tenant shall not assert as an affirmative defense, in any summary proceeding commenced by the Landlord, any claim which is based on Landlord's alleged negligence. Subject to the terms of this Lease, Tenant may assert any negligence claims against Landlord in a plenary action brought against Landlord.

Section 24.6. Tenant accepts the Premises "as is". Tenant has carefully inspected the Premises and is fully familiar with the condition of the Premises.

Section 24.7 - Legal Fees. Tenant shall pay as additional rent all reasonable legal fees incurred by Landlord in any action or proceeding to collect rent, additional rent or to enforce any provision of this Lease and for which Landlord successfully prosecutes. Such fees shall be payable to Landlord if it is defending any action commenced by Tenant or in the defense of any counterclaims brought by Tenant.

Section 24.8 - Sign. Tenant shall only be entitled to erect a sign at the Premises upon receipt of written approval from the Landlord, which shall not be unreasonably withheld. If the Landlord approves the erection of such a sign, Tenant shall be required to obtain all governmental approvals prior to erecting the sign. Tenant shall be obligated to maintain the sign and Tenant will be obligated to remove the sign when it vacates the Premises.

Section 24.9 - Interest. Interest shall accrue on all rent and additional rent which has accrued but which is unpaid at the rate of twenty-four (24%) percent per annum or the highest rate allowed by law whichever rate shall be less.

Section 24.10. Any breach of the terms of this Lease by Tenant shall be deemed substantial.


IN WITNESS WHEREOF, the parties have duly executed this Lease as of the date first above written.

Landlord:DEERSKIN TRADING POST, INC.



By/s/ Martin Fox, Chairman
(title)



Tenant:AMERICA'S SHOPPING MALL, INC.



By/s/ Irwin Schneidmill, Pres.
(title)





CONSULTING AGREEMENT


AGREEMENT made the 21st day of May, 1999 by and between ADVANCED MEDICAL SCIENCES, INC. (the "Company") a Virginia corporation having an office at 382 Rte. 59, #310, Monsey, New York 10952 and DEERSKIN TRADING POST, INC. ("Deerskin"), a Nevada corporation having an office at 2500 Arrowhead Drive, Carson City, Nevada 89706.
W I T N E S S E T H:
WHEREAS, the Company and Deerskin are parties to an Asset Purchase Agreement dated April 21, 1999 (the "Asset Purchase Agreement"), pursuant to which Company is purchasing certain assets and assuming certain liabilities of Deerskin; WHEREAS, the Company desires to secure the consulting services of Deerskin and Deerskin desires to provide such services to the Company in order to facilitate the transactions contemplated by the Asset Purchase Agreement.
NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:
0.0.1 Term and Performance. For the period beginning on the date of this Agreement and ending on December 31, 2000, Deerskin hereby agrees that it will provide to the Company services (the "Consulting Services") which shall consist of the advice and services of Martin Fox and Daniel DeStefano (each hereinafter referred to as a "Consultant", and collectively as the "Consultants"), reasonably requested by the Company relating to the transition and management of the Mail Order Business (as that term is defined in the Asset Purchase Agreement). The Consultants shall be generally available to the Company during normal business hours.
0.0.2  Compensation.  As compensation for the
performance of the Consulting Services, Deerskin shall receive Four Thousand Dollars ($4,000.00) on the first day of each calendar month (prorated with the respect to the first month of this Agreement if the Closing under the Asset Purchase Agreement does not take place on the first day of a month) until December 31, 1999. Thereafter, Deerskin shall be compensated at the rate of $200.00 per hour for each hour (or part thereof) devoted by either of the Consultants upon the request of the Company. The Company will pay for the Consulting Services within five days after being billed therefore by Deerskin.
0.0.3 Expenses. During the term of this Agreement the Company shall pay or reimburse Deerskin for all reasonable travel (including automobile), hotel and other business expenses incurred in the performance of Deerskin's duties, consistent with Deerskin's past practices. The Company shall make such payment promptly after submission of appropriate vouchers and other supporting data.
0.0.4  Offices.  From the date hereof until December
31, 1999, the Company shall provide office space to the Consultants at the Company's facility located in Teterboro, New Jersey, together with telephone and related services, as needed, without charge.
0.0.5 Confidential Information. Deerskin shall hold in strict confidence and shall not use or otherwise publicly disclose, and shall cause its officers, attorneys, accountants and other representatives to hold in strict confidence and not to use or publicly disclose, all information furnished or made available by the Company which the Company indicates in advance is confidential, other than information which is or becomes publicly available or otherwise in the public domain. Upon the termination of this Agreement, Deerskin shall, upon request, return to the Company all written information so furnished and all copies thereof and extracts therefrom.
0.0.6Deerskin Representations. Deerskin represents and warrants to and agrees with the Company that neither the execution nor performance by Deerskin of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Deerskin is or has been a party or by which it is bound. 0.0.7Miscellaneous.
(a)  Notices.  Except as otherwise provided
herein, all notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to the Company or to Deerskin at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the second day after the date of mailing if mailed.
(b) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Deerskin under this Agreement may not be assigned or delegated.
(c) Governing Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. The invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.
(d)Entire Agreement; Modification; Waiver;
Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ADVANCED MEDICAL SCIENCES, INC.


By /s/ Irwin Schneidmill
   Irwin Schneidmill, President


DEERSKIN TRADING POST INC.


By /s/ Martin Fox
      Martin Fox, Chairman

EXHIBIT 10.6

CONSULTING AGREEMENT


AGREEMENT made the 21st day of May, 1999 by and between ADVANCED MEDICAL SCIENCES, INC. (the "Company") a Virginia corporation having an office at 382 Rte. 59, #310, Monsey, New York 10952 and DEERSKIN TRADING POST, INC. ("Deerskin"), a Nevada corporation having an office at 2500 Arrowhead Drive, Carson City, Nevada 89706.
W I T N E S S E T H:
WHEREAS, the Company and Deerskin are parties to an Asset Purchase Agreement dated April 21, 1999 (the "Asset Purchase Agreement"), pursuant to which Company is purchasing certain assets and assuming certain liabilities of Deerskin; WHEREAS, the Company desires to secure the consulting services of Deerskin and Deerskin desires to provide such services to the Company in order to facilitate the transactions contemplated by the Asset Purchase Agreement.
NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:
1. Term and Performance. For the period beginning on the date of this Agreement and ending on December 31, 2000, Deerskin hereby agrees that it will provide to the Company services (the "Consulting Services") which shall consist of the advice and services of Martin Fox and Daniel DeStefano (each hereinafter referred to as a "Consultant", and collectively as the "Consultants"), reasonably requested by the Company relating to the transition and management of the Mail Order Business (as that term is defined in the Asset Purchase Agreement). The Consultants shall be generally available to the Company during normal business hours.
2. Compensation. As compensation for the performance of the Consulting Services, Deerskin shall receive Four Thousand Dollars ($4,000.00) on the first day of each calendar month (prorated with the respect to the first month of this Agreement if the Closing under the Asset Purchase Agreement does not take place on the first day of a month) until December 31, 1999. Thereafter, Deerskin shall be compensated at the rate of $200.00 per hour for each hour (or part thereof) devoted by either of the Consultants upon the request of the Company. The Company will pay for the Consulting Services within five days after being billed therefore by Deerskin.
3. Expenses. During the term of this Agreement the Company shall pay or reimburse Deerskin for all reasonable travel (including automobile), hotel and other business expenses incurred in the performance of Deerskin's duties, consistent with Deerskin's past practices. The Company shall make such payment promptly after submission of appropriate vouchers and other supporting data.
4.  Offices.  From the date hereof until December 31,
1999, the Company shall provide office space to the Consultants at the Company's facility located in Teterboro, New Jersey, together with telephone and related services, as needed, without charge.
5. Confidential Information. Deerskin shall hold in strict confidence and shall not use or otherwise publicly disclose, and shall cause its officers, attorneys, accountants and other representatives to hold in strict confidence and not to use or publicly disclose, all information furnished or made available by the Company which the Company indicates in advance is confidential, other than information which is or becomes publicly available or otherwise in the public domain. Upon the termination of this Agreement, Deerskin shall, upon request, return to the Company all written information so furnished and all copies thereof and extracts therefrom.
6.Deerskin Representations. Deerskin represents and warrants to and agrees with the Company that neither the execution nor performance by Deerskin of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Deerskin is or has been a party or by which it is bound.
7.Miscellaneous.
(a)  Notices.  Except as otherwise provided
herein, all notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to the Company or to Deerskin at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the second day after the date of mailing if mailed.
(b) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Deerskin under this Agreement may not be assigned or delegated.
(c) Governing Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. The invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.
(d)Entire Agreement; Modification; Waiver;
Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ADVANCED MEDICAL SCIENCES, INC.


By /s/ Irwin Schneidmill, Pres.
(Title)


DEERSKIN TRADING POST INC.


By  /s/ Martin Fox
      Martin Fox, President


EXHIBIT 10.7

THIS CONVERTIBLE SUBORDINATED DEBENTURE HAS
NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
ASSIGNED OR OTHERWISE TRANSFERRED WITHOUT
REGISTRATION THEREUNDER EXCEPT IN ACCORDANCE
WITH AN APPLICABLE EXEMPTION FROM THE
REGISTRATION PROVISIONS OF THE SECURITIES ACT
OF 1933, AS AMENDED.



$1,000,000


INITIO, INC.


CONVERTIBLE SUBORDINATED DEBENTURE DUE MAY 1, 2003




FOR VALUE RECEIVED, the undersigned, INITIO, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Payor"), with its principal business address at 2500 Arrowhead Drive, Carson City, Nevada 89701, hereby promises to pay to the order of PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP (the "Payee"), with its principal business address at 651 Day Hill Road, Windsor, Connecticut 06095, the principal amount of One Million Dollars ($1,000,000) on May 1, 2003 (the "Maturity Date"), plus interest at the rate of 8% per annum on the unpaid principal balance, such interest to be paid on the last day of each April, July, October and January prior to the Maturity Date and on the Maturity Date together with the repayment of the principal balance and with all charges, amounts, sums and interest which have accrued and have not been paid. All payments to be made pursuant to this Debenture shall be made in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. All such payments shall be made by electronic funds wire transfer in accordance with the wire transfer instructions submitted by Payee as the first payment method option; however, Payor may designate that payments may be made by bank or certified check, at the offices of the Payee set forth above or such other place as the Payee shall designate in writing to the Payor. In the event that any installment of principal or interest on this Debenture is not paid when due, such overdue principal or interest shall bear interest from thirty days after the due date until paid (to the extent permitted by law) at the rate of 15% per annum. In addition, in the event such overdue principal or interest is not paid for a period of ten days after the date due, the Payor shall promptly pay the Payee a late payment fee equal to 5% of such overdue principal or interest. In the event the rate of interest hereunder shall exceed the maximum rate permitted by applicable law, such rate of interest shall automatically and without further action on the part of any person be reduced to the maximum rate permitted by applicable law.

1. Redemption. This Debenture may be redeemed on any date after the date hereof and prior to the Maturity Date, at the option of the Payor, as a whole at any time or in part from time to time, upon the notice referred to below, at the following redemption prices (expressed in percentages of the principal amount thereof to be redeemed):

  If redeemed
  during the
12-month periodRedemption
beginning May 1   Price

2000106%
2001104%
2002102%

and thereafter at 100% of the principal amount thereof, together, in each case, with any and all charges then due to the Payee hereunder and all accrued interest to the date fixed for redemption, provided, however, that the Payor may not redeem this Debenture in part (i) for less than $500,000 in principal amount and (ii) more frequently than once in any 12-month period. It is understood and agreed that any redemption shall be applied first to any and all charges then due to the Payee hereunder, second to any unpaid interest then due and thereafter to the principal amount due hereunder. The notice of redemption to the Payee shall be given not less than 45 nor more than 60 days before the date fixed for redemption. If this Debenture is to be redeemed only in part, the Payee shall surrender this Debenture to the Payor's counsel, Milberg Weiss Bershad Hynes & Lerach LLP, as escrow agent (the "Escrow Agent"), pursuant to the Escrow Agreement between the Payor, the Payee and the Escrow Agent, dated the date hereof (the "Escrow Agreement"), and the Payor shall execute and deliver to the Escrow Agent in accordance with the Escrow Agreement a new Debenture in the aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. Upon notice to Payee from Payor that the Debenture is to be redeemed in whole or in part, Payee shall have the right for 45 days to convert any amount of the Debenture into common stock. Any amounts not so converted and thereafter not so redeemed shall remain subject hereto.

2.  Subordination.

2.1 Senior Indebtedness. The indebtedness evidenced by this Debenture shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" shall mean (i) indebtedness of the Payor or with respect to which the Payor is a guarantor, whether outstanding on the date hereof or hereafter created, to banks, insurance companies or other lending institutions regularly engaged in the business of lending money, which is for money borrowed or the issuance of letters of credit by the Payor or a subsidiary of the Payor, which is secured ("Senior Institutional Indebtedness"), and (ii) any deferrals, renewals or extensions of any such Senior Institutional Indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Institutional Indebtedness, provided, however, that Payor shall not permit any Senior Institutional Indebtedness secured by a real property mortgage on its Carson City, Nevada property to exceed $1,000,000 in the aggregate outstanding at any time. As used herein, the term "subsidiary" shall mean a corporation at least 50% of the voting securities, having ordinary voting power not dependent on a default, of which is owned directly or indirectly by the Payor or by one or more of its other subsidiaries or by the Payor in conjunction with one or more of its other subsidiaries.

2.2 Subordination to Senior Indebtedness. Upon any payment or distribution of the assets of the Payor upon any dissolution or winding up or total liquidation or reorganization of the Payor (whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Payor, or otherwise):

(a) all Senior Indebtedness shall first be paid in full in cash, or provision made for such payment, before the holder of this Debenture shall be entitled to receive any payment or distributions from or by the Payor on account of the principal of or interest on the indebtedness evidenced by this Debenture;

(b) any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, to which the holder of this Debenture would be entitled except for the provisions of this subsection shall be paid or delivered by the Payor or by any trustee in bankruptcy, receiver, assignee for benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to such trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably (or otherwise in accordance with their relative rights) according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of this Debenture before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued ratably (or otherwise) as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

3. Subordinate Position. Subject to the payment in full of all Senior Indebtedness, the holder of this Debenture shall be subordinated only to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor made on the Senior Indebtedness until the principal of and interest on this Debenture shall be paid in full, and for purposes of such subordination, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities, which otherwise would be payable or distributable to the holder of this Debenture, shall as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of this Debenture, be deemed to be a payment by the Payor to or on account of this Debenture, it being understood that the provisions of this section are intended solely for the purpose of defining the relative rights only of the holder of this Debenture, on the one hand, and only the holders of Senior Indebtedness, on the other hand.

4.  Non-Impairment.

4.1 Other Creditors. Nothing contained in this Debenture is intended to or shall impair the obligation of the Payor, which is absolute and unconditional, to pay to the holder of this Debenture the principal of and interest on this Debenture, as and when the same shall become due and payable in accordance with its terms. Nor shall anything herein or therein prevent the holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default (as that term is hereinafter defined).

4.2 Notice to Senior Institutional Indebtedness. So long as Senior Indebtedness remains outstanding, the Payee shall not commence litigation against Payor to enforce its remedies without first providing to the holder of the Senior Indebtedness written notice; such notice shall be effected by forwarding such notice to the holder of the Senior Indebtedness in care of the Payor at least 45 days prior to such commencement of litigation.

5.  Conversion.

5.1 Right to Convert. The Payee shall have the right, one or more times at its option, at any time and from time to time, to convert the principal amount of this Debenture, or any portion of such principal which is at least Two Hundred Thousand Dollars ($200,000), into that number of fully-paid and nonassessable shares of Common Stock of the Payor, obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price equal to the greater of
(i) $2.50 per share or (ii) the book value per share of the Payor's Common Stock as determined by its certified public accountants after giving effect to the transactions contemplated by the Asset Purchase Agreement dated April 21, 1999 between the Payor and Advanced Medical Sciences, Inc. ("AMDS") (the "Asset Agreement"); provided, however, that in no event shall the Conversion Price exceed $3.00 per share. The Conversion Price shall be subject to adjustment as hereinafter provided and conversions shall be effected by surrender of this Debenture in the manner provided in Section 5.2.

5.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege, the Payee shall surrender this Debenture to the Escrow Agent in accordance with the Escrow Agreement and shall give written notice of conversion in the form provided herein to the Payor that the Payee elects to convert this Debenture or the portion thereof specified in said notice.

As promptly as practicable (but not more than 10 days) after the surrender of this Debenture and the receipt of such notice as aforesaid, the Payor shall issue and shall deliver to the Escrow Agent in accordance with the Escrow Agreement a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Debenture and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section
5.3 of this Debenture. In each case this Debenture shall be surrendered for partial conversion, the Payor shall also promptly execute and deliver to the Escrow Agent in accordance with the Escrow Agreement a new Debenture or Debentures in an aggregate principal amount equal to the unconverted portions of the surrendered Debenture.

Each conversion shall be deemed to have been effected on the date on which this Debenture shall have been surrendered and such notice shall have been received by the Payor, as aforesaid, and the Payee shall be deemed to have become on said date the holder of record of the shares issuable upon such conversion; provided, however, that any such surrender on any date when the stock transfer books of the Payor shall be closed shall constitute the Payee as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

No adjustment of the number of shares to be issued upon conversion shall be made for interest accrued on this Debenture prior to the date it is surrendered or for dividends on any shares issued upon the conversion of this Debenture prior to the date it is surrendered. However, all accrued interest shall be payable by wire transfer, or in cash or cash equivalents.

5.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If any fractional shares of stock would be issuable upon the conversion of this Debenture, the Payor shall make a payout therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the closing price of the day (which is not a legal holiday) immediately preceding the day on which this Debenture (or specified portions thereof) is deemed to have been converted and such closing price shall be determined as provided in subsection (c) of Section 5.4.

5.4 Adjustment of Conversion Price. The conversion price shall be adjusted from time to time as follows:

(a) Dividends. In case the Payor shall on any one or more occasions after the date of this Debenture
(i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Payor which he would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date.

(b) Other Distributions. The purpose of this subsection is to provide a means to reduce the Payee's conversion price in the event the assets of the Payor are materially diluted through distributions to the Common Stockholders and/or any other security holder of Payor. In case the Payor shall distribute to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Payor) or subscription rights or warrants, then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share
(as defined in subsection (c) of this Section 5.4) of the Common Stock on the record date as set forth below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one (1) share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (c) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Conversion Price Adjustment. For the purpose of any computation under this Section 5.4, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive trading days commencing thirty-five trading days before the day in question. The closing price for each day shall be (i) the last sale price of the Common Stock on the National
Association of Securities Dealers, Inc., Automated
Quotation System or any other automated quotation system or, if no sale occurred on such date, the closing bid price of the Common Stock on such quotation system on such date or (ii) if the Common Stock shall be listed or admitted for trading on the New York or American Stock Exchange or any successor exchange, the last sale price, or if no sale occurred on such date, the closing bid price of the Common Stock on such exchange, or (iii) if the Common Stock shall not be included in any automated quotation system or listed on any such exchange, the closing bid quotation for Common
Stock as reported by the National Quotation Bureau
Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Board of Directors, provided such firm shall be reasonably acceptable to Payee.

(d) No Nominal Adjustments. No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least two percent (2%) in such price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.

(e) Conversion Price Adjustment Notice. Whenever the conversion price is adjusted, as herein provided, the Payor shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the Payee.

5.5 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Payor is a party other than a consolidation or merger in which the Payor is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Payor as, or substantially as, an entirety to any other corporation; then this Debenture shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The sale of certain assets of Payor to AMDS pursuant to the Asset Agreement shall not be deemed a sale governed by this Section 5.5. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

5.6 Reservation of Shares; Shares to be Fully Paid. As of the date hereof, the Payor has reserved, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Debenture. Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Debenture, the Payor shall promptly take all corporate action which may be necessary in order that the Payor may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Payor covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable.

5.7  Notice to Payee Prior to Certain Actions.  In case:

(a)the Payor shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b)the Payor shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)of any reclassification of the Common Stock of the Payor (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Payor is a party and for which approval of any shareholders of the Payor is required, or of the sale or transfer of all or substantially all of the assets of the Payor; or

(d)of the voluntary or involuntary dissolution, liquidation or winding up of the Payor;

the Payor shall give notice to the Payee in accordance with
Section 10.4 hereof, as promptly as possible but in any event at least thirty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; without limiting the definition of a breach of this Debenture, such failure shall constitute a breach hereunder.

6.  Registration Rights.

6.1 Grant of Piggyback Right. So long as there shall be outstanding any principal or interest under this Debenture or Payee shall hold any shares of Common Stock issuable to Payee pursuant to this Debenture ("Conversion Shares"), Payor shall send written notice to Payee in accordance with Section 10.4 hereof at least one month prior to the filing by Payor of any registration statement filed by Payor on Form S-1, Form S-2, Form S-3 or Form SB-2, or any successor form, covering the sale of common stock, and shall give to Payee the right to have included in any such registration statement any Conversion Shares. In order to have the Conversion Shares included in such registration statement, Payee must give written notice to Payor within 15 days after the date of Payee's receipt of written notice from Payor indicating the number of Conversion Shares requested to be included for sale in such registration statement.
 Upon receipt of such notice from Payee, Payor shall use its best efforts to cause all of the Common Stock specified in such notice to be registered under the Securities Act of 1933, as amended (the "Securities Act"). The registration expenses in connection with such registration statement shall be paid by Payor (exclusive of underwriter's spread and commissions with respect to stock sold by Payee or fees and disbursements of Payee's counsel). If the registration statement to be filed by Payor pertains to an underwritten public offering of shares of common stock to be sold solely for the account of Payor and, if in the judgment of the prospective managing or lead underwriter for Payor as set forth in a letter to Payor, the registration of the Conversion Shares would materially adversely affect the proposed public offering by Payor, Payor shall not be obligated to register such number of Conversion Shares in such registration statement for inclusion in such public offering as such underwriter shall have identified as having, in its judgment, such material adverse effect.

6.2 Demand Registration Right. If at any time while there shall be outstanding any principal or interest under this Debenture or if at any time while Payee shall hold Conversion Shares, the Payee shall give notice to the Payor to the effect that the Payee desires to register under the Securities Act any Conversion Shares, under such circumstances that a public distribution (within the meaning of the Securities Act)of any such Conversion Shares will be involved, then the Payor will as promptly as practicable after receipt of such notice, but not later than ninety (90) days after receipt of such notice, at the Payee's option, file a registration statement pursuant to the Securities Act to the end that the Conversion Shares may be publicly sold under the Securities Act as promptly as practicable thereafter and the Payor will use its best efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided, that the Payee shall furnish the Payor with appropriate information in connection therewith as the Payor may reasonably request; and provided that the Payor shall not be required to file such a registration statement pursuant to this Section 6.2 on more than one occasion; and provided, further, that the registration rights of the Payee under this Section 6.2 shall be subject to the "piggyback" registration rights of other holders of securities of the Payor to include such securities in any registration statement filed pursuant to this Section 6.2; however, all costs and expenses of this Demand Registration shall then be shared proportionately with any other parties desiring to piggyback onto Payee's Demand Registration. The exercise by the Payee of its demand registration right under this Section 6.2 shall be deemed to be an irrevocable election to convert this Debenture to the extent of the Conversion Shares which the Payee has elected to have registered (but no more) no later than the effective date of the registration statement required hereunder. The Payee shall bear the entire cost and expense of any registration of Conversion Shares initiated by it under this Section 6.2, provided, however, that if the Payor registers any securities within six months of the effective date of the Demand Registration, then Payor shall reimburse Payee its actual costs incurred in registering its securities pursuant to this Demand Registration Right. The Payor shall only be required to grant a demand registration as contemplated by this Section 6.2 on one occasion, it being understood and agreed that such demand registration may apply to this Debenture or this Debenture and the Second Subordinated Debenture (as that term is defined in the Debenture Commitment Agreement, between Payor and Payee, dated the date hereof (the "Debenture Commitment Agreement")) or only the Second Subordinated Debenture but in no event shall the Payor be required to undertake such demand registration more than once.

6.3 Undertaking to File Documents. Payee shall execute, deliver and/or file with or supply to Payor, the Securities and Exchange Commission and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained herein and/or to effect the registration or qualification of the Conversion Shares under the Securities Act and/or any of the laws and regulations of any state or governmental instrumentality.

6.4 Commitment to Keep Effective. Payor will be obligated to keep any registration statement filed by it hereunder and any registration or qualification pursuant to Section 6.5 below effective under the Securities Act for a period of six months after the actual effective date of such registration statement and to prepare and file such supplements and amendments which may be necessary to maintain an effective registration statement for such period. Payor will furnish to Payee such number of prospectuses and other appropriate documents as each Payee may from time to time reasonably request.

6.5 Blue Sky Registration. Payor will use its best efforts to register or qualify the shares of Common Stock covered by any registration statement under the Securities Act which includes Conversion Shares to be sold on behalf of Payee pursuant hereto under such securities or blue sky laws in such jurisdictions within the United States as Payee may reasonably request; provided, however, that Payor reserves the right, in its sole discretion, not to register or qualify such shares of Common Stock in any jurisdiction in which such shares of Common Stock do not satisfy the requirements of such jurisdiction or in which Payor would be required to qualify as a foreign corporation to do business in such jurisdiction and is not so qualified therein or is required to file any general consent to service of process.

6.6 Deregistration. In the event Payor has not sold all of the Conversion Shares included in the registration statement or prior to the expiration of the six-month period specified above, Payee hereby agrees that Payor may deregister by post-effective amendment any Conversion Shares of Payee covered by the registration statement but not sold on or prior to such date. Payor agrees that it will notify Payee of the filing and effective date of each such post-effective amendment.

6.7 Right to Delay. The Payor shall have the right at any time after it shall have received written notice pursuant to
Section 6.1 to elect not to file or to delay any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. In addition, the Payor may delay the filing of any registration statement requested pursuant to Section 6.2 hereof by not more than 120 days if the Payor, prior to the time it would otherwise have been required to file such registration statement, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Payor if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.

6.8  Selection of Underwriters.  If a registration pursuant to
Section 6.1 hereof involves an underwritten offering, the Payor shall have the right to select the investment banker or investment bankers and manager or managers that will serve as underwriter with respect to the underwritten offering. The Payee may not participate in any underwritten offering under this Debenture unless the Payee completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten offering, in each case, in the form and upon terms reasonably acceptable to the Payor and the underwriters. The requested registration pursuant to Section 6.2 hereof shall not involve an underwritten offering unless the Payor shall first give its written approval of each underwriter that participates in the offering, such approval not to be unreasonably withheld.

6.9 Principal Shareholders. The Payor will not file a registration statement on behalf of any Principal Shareholder (as that term is defined in the Voting Agreement between the Payee and certain shareholders of the Payor, dated the date hereof) as selling shareholders without the prior written approval of the Payee, which approval shall not be unreasonably withheld.

7. Acceleration. In the event that (i) the Payor shall default in the due and punctual payment of any installment of interest on this Debenture when and as the same shall become due and payable and such default shall continue for fifteen days after written notice from the Payee to the Payor or (ii) the Payor shall fail to pay any principal or interest on any of the Senior Indebtedness when due, so that the holder of such Senior Indebtedness declares such Senior Indebtedness due prior to its stated maturity because of the Payor's default thereunder, which default shall continue for a period of thirty days, provided, however, that the Payor's failure to make such payment shall not be deemed a default hereunder if same is being contested in good faith with a valid defense, and so long as the Payor is vigorously defending or prosecuting a litigation commenced within such thirty-day period; or (iii) the ratio of Senior Indebtedness to Total Stockholders' Equity as set forth in any of the Payor's annual reports on Form 10-KSB or quarterly reports on Form 10-QSB shall be greater than 2:1 at the end of any fiscal quarter and shall remain so for a period of thirty days; or (iv) the Payor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or (v) in the event of the appointment of a custodian (as defined in the Bankruptcy Code) for all or substantially all of the property of the Payor; or (vi) in the event the Payor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Payor or in the event of the commencement against the Payor of any such proceeding which remains undismissed for a period of 90 days; or
(vii) if the Payor is adjudicated insolvent or bankrupt; or
(viii) if any order of relief or other order approving any such case or proceeding is entered; or (ix) if the Payor shall allow any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or (x) if the Payor shall make a general assignment for the benefit of creditors; or (xi) if the Payor shall cease doing business as a going concern; or (xii) if there shall be any default or breach of the Debenture Commitment Agreement on the part of the Payor, the Escrow Agreement on the part of the Payor, this Debenture, or the Voting Agreement between the Payee and the Principal Shareholders (as that term is therein defined), dated the date hereof; or (xiii) if the Payor shall take action for the purpose of effecting any of the foregoing; (the foregoing being hereinafter collectively referred to as "Events of Default") then, in any such Event of Default and at any time thereafter while such Event of Default is continuing, the Payee may, in addition to any other rights and remedies, the Payee may have hereunder or otherwise, including, without limitation, the right to an increased rate of interest and to late payment fees as set forth on the first page of this Debenture, declare this Debenture to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

8.  Waivers.

8.1 In General. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver nor as an acquiescence in any default. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or any exercise of any other right or remedy.

8.2 Presentment, Etc.; Jury Trial Waived. The Payor hereby waives presentment, demand, notice of dishonor, protest and notice of protest. The Payor hereby waives all rights to a trial by jury in any litigation arising out of or in connection with this Debenture.

8.3 Modifications. This Debenture may not be modified or discharged orally, but only in writing duly executed by the Payee and the Payor.

9. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture made by the Payor shall bind its successors and assigns, whether so expressed or not.

10.  Miscellaneous.

10.1 Headings. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

10.2 Governing Law. This Debenture and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of Nevada applicable to instruments made and to be performed entirely within such State.

10.3 Collection Costs. The Payor shall pay all costs and expenses incurred by the Payee to enforce its rights under this Debenture, including reasonable counsel fees and other reasonable out-of-pocket expenses, provided, however, that the foregoing shall not relate to the issuance of routine notices sent no more frequently than once in any twelve-month period.

10.4 Notices. All notices, requests, demands and other communications required or permitted under this Debenture shall be in writing and shall be deemed to have been duly given by the Payor to the Payee if delivered by overnight delivery service and telecopier, addressed to the Payee at its address set forth or referred to on the first page of this Debenture, with a copy to Kenneth Lerman, Esq., 651 Day Hill Road, Windsor, Connecticut 06095 (telecopier no. (860) 285 - 0139), or to such other person or address as may be designated by the Payee. The current telecopier number of the Payee is (860) 285 - 0139.

IN WITNESS WHEREOF, INITIO, INC. has caused this Debenture to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year written below.


Dated:  May 1, 1999

INITIO, INC.



By  /s/ Martin Fox, President
                       (Title)
I:\INIT\80039HOM.001

FORM OF CONVERSION NOTICE




TO:  INITIO, INC.


The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is at least $200,000) below designated, into shares of Common Stock of Initio, Inc. in accordance with the terms of this Debenture and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof.


Dated:

PIONEER VENTURES ASSOCIATES
  LIMITED PARTNERSHIP
By:  Ventures Management Partners,
     LLC, Its General Partner

     By:  Pioneer Ventures Corp.,
          Its Managing Member


          By
 (Title)

Address:



Taxpayer Identification

  No.:

Amount to be Converted:










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